Exhibit 10.8

FORM OF

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

WHITEHAWK INCOME OPERATING PARTNERSHIP L.P.

Dated as of [•], 2026

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

Section 11.05	Effect of Exercise of Redemption or Exchange Right	55
Section 11.06	Tax Treatment	55
Section 11.07	Series B Preferred Units	56
Section 11.08	Series D Preferred Units	55

ARTICLE XII. ADMISSION OF LIMITED PARTNERS		57

Section 12.01	Substituted Limited Partners	57
Section 12.02	Additional Limited Partners	57

ARTICLE XIII. WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS		57

Section 13.01	Withdrawal and Resignation of Limited Partners	57

ARTICLE XIV. DISSOLUTION AND LIQUIDATION		58

Section 14.01	Dissolution	58
Section 14.02	Liquidation and Termination	58
Section 14.03	Deferment; Distribution in Kind	60
Section 14.04	Cancellation of Certificate	60
Section 14.05	Reasonable Time for Winding Up	60
Section 14.06	Return of Capital	60

ARTICLE XV. VALUATION		60

Section 15.01	Determination	60
Section 15.02	Dispute Resolution	60

ARTICLE XVI. GENERAL PROVISIONS		61

Section 16.01	Power of Attorney	61
Section 16.02	Confidentiality	62
Section 16.03	Amendments	62
Section 16.04	Title to Partnership Assets	61
Section 16.05	Addresses and Notices	63
Section 16.06	Binding Effect; Intended Beneficiaries	63
Section 16.07	Creditors	63
Section 16.08	Waiver	63
Section 16.09	Counterparts	63
Section 16.10	Applicable Law	63
Section 16.11	Severability	63
Section 16.12	Further Action	64
Section 16.13	Delivery by Electronic Transmission	64
Section 16.14	Right of Offset	64
Section 16.15	Effectiveness	64
Section 16.16	Entire Agreement	64
Section 16.17	Remedies	64
Section 16.18	Descriptive Headings; Interpretation	65

Exhibits

Exhibit A – Initial Schedule of Limited Partners

Exhibit B – Form of Joinder Agreement

Exhibit C – Policy Regarding Certain Equity Issuances

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

WHITEHAWK INCOME OPERATING PARTNERSHIP L.P.

This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of WhiteHawk Income Operating Partnership L.P., a Delaware limited partnership (the “Partnership”), dated as of [•], 2026, is adopted, executed and agreed to by and among WhiteHawk Income OP GP LLC, a Delaware limited liability company, as the sole general partner of the Partnership (the “General Partner”), and each of the Limited Partners (as defined herein) set forth on the signature pages hereto.

WHEREAS, the Partnership was formed as a limited partnership pursuant to and in accordance with the Delaware Act (as defined herein) by filing a Certificate of Limited Partnership of the Partnership (the “Certificate”) with the Secretary of State of the State of Delaware on November 24, 2025; and

WHEREAS, the General Partner, as the sole general partner of the Partnership, entered into an Agreement of Limited Partnership of the Partnership, dated as of January 27, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to but excluding the date hereof, together with all schedules, exhibits and annexes thereto, the “Initial Limited Partnership Agreement”), with WhiteHawk Minerals Corp., a Delaware corporation, formerly known as WhiteHawk Income Corporation (the “Corporation”), as the sole limited partner of the Partnership;

WHEREAS, the Corporation entered into a Contribution Agreement (the “Contribution Agreement”), by and among the Partnership, WhiteHawk Management, LLC, a Delaware limited liability company (“ManagementCo”) and WhiteHawk Minerals LLC, a Delaware limited liability company (the “Management Contributor”);

WHEREAS, at the Closing, the Corporation shall contribute to the Partnership, as a capital contribution, cash in exchange for the issuance by the Partnership to the Corporation of a number of Common Units (as defined below) equal to the number of shares of Class A Common Stock (as defined below) outstanding at the Closing after the consummation of the Transactions (as defined below) (such contribution, the “Corporation Contribution”);

WHEREAS, the Contribution Agreement further provides that (i) on the Contribution Date (as defined in the Contribution Agreement), the Management Contributor will contribute to the Partnership 100% of the outstanding equity interests in ManagementCo in exchange for Common Units, and (ii) at the Closing, the Management Contributor will subscribe for a corresponding number of shares of Class B Common Stock, in each case, as set forth in the Contribution Agreement (such contribution and subscription, the “Management Contribution” and, together with the Corporation Contribution, the “Contributions”); as a result of the Management Contribution, ManagementCo will become a wholly owned subsidiary of the Partnership and the Corporation will become internally managed (the “Internalization”);

WHEREAS, the parties are entering into this Agreement to amend and restate the Initial Limited Partnership Agreement effective as of the Effective Time to reflect (a) the Corporation Contribution and the Management Contribution and the admission of the Management Contributor as a Limited Partner and Continuing Equity Owner (as defined herein) and (b) the rights and obligations of the Partners that are enumerated and agreed upon in the terms of this Agreement effective as of the Effective Time, at which time the Initial Limited Partnership Agreement shall be superseded entirely by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which each Partner (as defined herein) hereby acknowledges and confesses, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Limited Partner” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Partner as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Partner’s Capital Account balance shall be:

(a)	reduced for any items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and

(b)

increased for any amount such Partner is obligated to contribute or is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

“Adjusted Taxable Income” means, with respect to any Partner, the estimated or actual cumulative taxable income or gain of the Partnership, as determined for U.S. federal and applicable state and local income tax purposes, allocated to such Partner with respect to Common Units for full or partial Fiscal Years commencing on or after the Effective Date less prior losses of the Partnership allocated to such Partner with respect to Common Units for full or partial Fiscal Years commencing on or after the Effective Date to the extent such prior losses are available to reduce such income or gain and have not previously been taken into account in the calculation of Adjusted Taxable Income for any prior period, in each case, as determined by the General Partner; provided, that, for the avoidance of doubt, such taxable income shall be computed by taking into account (i) any special basis adjustment under Sections 734 or 743 of the Code resulting from an election by the Partnership under Section 754 of the Code, (ii) any income, gain, loss or deduction under Section 704(c) of the Code and (iii) as determined by the General Partner in its sole discretion, any other items (including limitations thereon) that affect a Partner’s actual or deemed tax liability attributable to its allocable share of Partnership income (e.g, net operating loss and excess interest expense limitations and tax credits) with respect to Common Units for the relevant full or partial Fiscal Year.

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Appraisers” has the meaning set forth in Section 15.02.

“Assignee” means a Person to whom a Limited Partner Interest has been transferred but who has not become a Limited Partner pursuant to Article XII.

“Assumed Tax Liability” means, with respect to any Partner, for each Fiscal Year or Fiscal Quarter of the Partnership, an amount equal to the product of (i) Adjusted Taxable Income multiplied by (ii) the Tax Rate.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeemed Partner is subject, which period restricts the ability of such Redeemed Partner to immediately resell shares of Class A Common Stock to be delivered to such Redeemed Partner in connection with a Share Settlement.

“Book Value” means, with respect to any Partnership property, the Partnership’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d)-(g) and 1.704-1(b)(2)(iv)(s); provided, that if any noncompensatory options are outstanding upon the occurrence of any adjustment described herein, the Partnership shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2); provided further, that the Partnership shall adjust the Book Value of its properties upon the issuance of any Management Contribution Earn Out Units in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s).

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York generally are authorized or required by Law to close.

“Cash Amount” means, immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent; provided, that such funds are (i) in the case of a Redemption occurring in connection with the closing of the IPO, funds that are received from the IPO and (ii) in any other case, funds that are received from a Qualifying Offering; for the avoidance of doubt, such funds shall be equal to the net proceeds received by the Corporation from the IPO or Qualifying Offering, as applicable, determined after deduction of the Discount.

“Capital Account” means the capital account maintained for a Partner in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Partner, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Partner contributes (or is deemed to contribute) to the Partnership pursuant to Article III hereof.

“Certificate” has the meaning set forth in the recitals to this Agreement.

“Change of Control Transaction” means (a) a sale of all or substantially all of the Partnership’s assets determined on a consolidated basis, (b) a sale of a majority of the Partnership’s outstanding Units (other than (i) to the Corporation or (ii) in connection with a Redemption or Direct Exchange in accordance with Article XI) or (c) a sale of a majority of the outstanding voting securities of any Material Subsidiary of the Partnership; in any such case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise; provided, however, that neither (w) a transaction solely between the Partnership or any of its wholly owned Subsidiaries, on the one hand, and the Partnership or any of its wholly owned Subsidiaries, on the other hand, nor (x) a transaction solely for the purpose of changing the jurisdiction of domicile of the Partnership, nor (y) a transaction solely for the purpose of changing the form of entity of the Partnership, nor (z) a sale of a majority of the outstanding shares of Class A Common Stock, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise, shall in each case of clauses (w), (x), (y) and (z) constitute a Change of Control Transaction.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Corporation.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Corporation.

“Closing” means the closing of the initial public offering of the Corporation’s Class A Common Stock.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means all classes and series of common stock of the Corporation, including the Class A Common Stock and the Class B Common Stock.

“Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock, Class B Common Stock or any other Equity Securities of the Corporation pursuant to a “poison pill” or similar stockholder rights plan approved by the Corporate Board.

“Common Unit” means a Unit representing a fractional part of the Limited Partner Interests of the Limited Partners and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Percentage Interest” means, with respect to a Partner at a particular time, such Partner’s percentage interest in the Common Units of the Partnership determined by dividing such Partner’s Common Units by the total Common Units of all Partners at such time. The Percentage Interest of each Partner shall be calculated to the 4th decimal place, and the Percentage Interest with respect to the General Partner Interest shall at all times be zero.

“Common Unit Redemption Price” means the price per share for which shares of Class A Common Stock are sold by the Corporation in the IPO or applicable Qualifying Offering, as applicable, after taking into account any Discount.

“Continuing Equity Owners” means the holders of Common Units identified on Table I of Exhibit A hereto (which term has a corresponding meaning under the Corporate Charter).

“Contribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Contributions” has the meaning set forth in the recitals to this Agreement.

“Corporate Board” means the Board of Directors of the Corporation.

“Corporate Charter” means the Amended and Restated Certificate of Incorporation of the Corporation, which is effective substantially concurrently with the effectiveness of this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.

“Credit Agreement” means any senior credit facility or obligation of the Partnership or any of its Subsidiaries, as borrower, as may be subsequently amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del.L. § 17-101, et seq., as it may be amended from time to time, and any successor thereto.

“Depletable Property” means each separate oil and gas property as defined in Code Section 614.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Discount” has the meaning set forth in Section 6.05.

“Distributable Cash” shall mean, as of any relevant date on which a determination is being made by the General Partner regarding a potential distribution pursuant to Section 4.01(a) and Section 4.01(b), the amount of cash that could be distributed by the Partnership for such purposes in accordance with the Credit Agreement (and without otherwise violating any applicable provisions of the Credit Agreement or any other debt financing of the Partnership or its Subsidiaries).

“Equity Plan” means any stock or equity purchase plan, restricted stock, option, stock unit, restricted stock unit, dividend equivalent, appreciation right, phantom equity or other incentive equity or equity-based plan or program now or hereafter adopted by the Partnership or the Corporation, including without limitation the WhiteHawk Minerals Corp. 2026 Equity Incentive Plan (as amended and restated).

“Equity Securities” means (i) with respect to the Partnership or any of its Subsidiaries, (a) Units or other equity interests in the Partnership or any Subsidiary of the Partnership (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the General Partner pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Partnership or any Subsidiary of the Partnership), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Partnership or any Subsidiary of the Partnership, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Partnership or any Subsidiary of the Partnership and (ii) with respect to the Corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Partner or the occurrence of any other event that terminates the continued partnership of a Partner in the Partnership. “Event of Withdrawal” shall not include an event that does not terminate the existence of such Partner under applicable state law (or, in the case of a trust that is a Partner, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Limited Partner Interests of such trust that is a Limited Partner).

“Excess Assets” has the meaning set forth in Section 3.04(c).

“Excess Cash” has the meaning set forth in Section 3.04(c).

“Excess Loan Receivables” has the meaning set forth in Section 3.04(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Partnership and which is permitted or required by Section 706 of the Code.

“Fiscal Quarter” shall mean (i) the period commencing on the date of this Agreement and ending on quarter end, (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1, and October 1 and ending on the last date before the next such date and (iii) the period commencing on the immediately preceding January 1, April 1, July 1, or October 1, as the case may be, and ending on the date on which all property is distributed to the Partners pursuant to Article XIV hereof.

“Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 8.02.

“General Partner” means WhiteHawk Income OP GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership. The General Partner, in its capacity as such, has no obligation to make Capital Contributions or right to receive Distributions under this Agreement.

“General Partner Change of Control” shall be deemed to have occurred if or upon:

(a)

both the stockholders of the Corporation and the Corporate Board approve, in accordance with the Corporation’s certificate of incorporation and applicable law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis), including a sale of all of the equity interests in the Partnership, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to any directly or indirectly wholly owned Subsidiary of the Corporation, and such sale, lease or transfer is consummated;

(b)

both the stockholders of the Corporation and the Corporate Board approve, in accordance with the Corporation’s certificate of incorporation and applicable law, a merger or consolidation of the Corporation with any other Person, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50.01% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation is consummated;

(c)

the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or (b) a corporation or other entity owned, directly or indirectly, by all of the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 50.01% of the aggregate voting power of the Voting Securities of the Corporation; provided, that the Corporate Board recommends or otherwise approves or determines that such acquisition is in the best interests of the Corporation and its stockholders;

(d)

the Corporation ceases to beneficially own, directly or indirectly, one hundred percent (100%) of the outstanding equity interests in the General Partner (other than any transfer or assignment permitted under Section 6.03(a));

(e)

the General Partner is dissolved, liquidated, or otherwise ceases to exist (other than in connection with a reconstitution, conversion, merger, consolidation or transfer permitted under Section 6.03(a)); or

(f)

the Corporation or the General Partner otherwise no longer has voting control over the Partnership (other than in connection with a reconstitution, conversion, merger, consolidation or transfer permitted under Section 6.03(a)).

“General Partner Interest” means the non-economic management interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) and includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to Profits or Losses or any rights to receive Distributions from operations or upon the liquidation or winding-up of the Partnership.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Independent Directors” means the members of the Corporate Board who qualify as an independent director pursuant to applicable SEC Guidance and the rules of the stock exchange on which the Common Stock is traded. For purposes of any election to be made by the Corporation between a Cash Amount and a Share Settlement upon a Redemption of Common Units, the Independent Directors shall exclude any director who is (i) the beneficial owner of such Common Units; (ii) Affiliated with the beneficial owner of such Common Units; or (iii) serving on the Corporate Board as a nominee of the beneficial owner of such Common Units or its Affiliates.

“Initial Limited Partnership Agreement” has the meaning set forth in the recitals to this Agreement.

“Internalization” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“IPO” means the initial underwritten public offering of shares of the Corporation’s Class A Common Stock.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit B to this Agreement.

“Law” means all laws, statutes, ordinances, rules and regulations of any Governmental Entity, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“Limited Partner” means, as of any date of determination, (a) each of the partners named on the Schedule of Limited Partners included as Exhibit A hereto and (b) any Person admitted to the Partnership as a Substituted Limited Partner or Additional Limited Partner in accordance with Article XII, but in each case only so long as such Person is shown on the Partnership’s books and records as the owner of one or more Units.

“Limited Partner Interest” means the interest of a Partner in Profits, Losses and Distributions.

“Losses” means items of Partnership loss or deduction determined according to Section 5.01(b).

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

“Material Subsidiary” means any direct or indirect Subsidiary of the Partnership that, as of any date of determination, represents more than (a) 50% of the consolidated net tangible assets of the Partnership or (b) 50% of the consolidated net income of the Partnership before interest, taxes, depreciation and amortization.

“Management Contribution Earn Out Units” has the meaning set forth in Section 3.03(b).

“Management Contributor” has the meaning set forth in the recitals to this Agreement.

“ManagementCo” has the meaning set forth in the recitals to this Agreement.

“Minimum Redemption Number” means, with respect to any Redemption by any Limited Partner, the lesser of (i) [•] Common Units and (ii) all of the Common Units held by such Limited Partner.

“Officer” has the meaning set forth in Section 6.01(b).

“One-to-One Ratios” has the meaning set forth in Section 3.04(a)(i).

“Other Agreements” has the meaning set forth in Section 10.04.

“Partner” means the General Partner or any Limited Partner.

“Partner Minimum Gain” means “partner nonrecourse debt minimum gain” as defined in Treasury Regulations Section 1.704-2(i)(3).

“Partnership” has the meaning set forth in the preamble to this Agreement.

“Partnership Employee” means an employee of, or other service provider to, the Partnership or any Subsidiary, in each case acting in such capacity.

“Partnership Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).

“Partnership Representative” has the meaning set forth in Section 9.03.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Pro rata,” “proportional,” “in proportion to,” and other similar terms, means, with respect to the holder of Units, pro rata based upon the number of such Units held by such holder as compared to the total number of Units outstanding.

“Profits” means items of Partnership income and gain determined according to Section 5.01(b).

“Qualifying Offering” means a private or public offering of shares of Class A Common Stock by the Corporation following the IPO.

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.04), (ii) any merger, consolidation or other combination involving the Corporation, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock.

“Redeemed Partner” has the meaning set forth in Section 11.01(a).

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redeemed Units Equivalent” means the product of (a) the applicable number of Redeemed Units, multiplied by (b) the Common Unit Redemption Price.

“Redeeming Persons” has the meaning set forth in Section 11.01(h).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Notice Date” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation and the parties thereto.

“Regulatory Allocations” has the meaning set forth in Section 5.03(h).

“Related Person” has the meaning set forth in Section 7.01(c).

“Relative” means, with respect to any natural person: (a) such natural person’s spouse; (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption); and (c) the spouse of a natural person described in clause (b) of this definition.

“Retraction Notice” has the meaning set forth in Section 11.01(c).

“Partnership Audit Provisions” shall mean Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Partnership Audit Provisions shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Schedule of Limited Partners” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“SEC Guidance” means (a) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (b) any oral or written comments, requirements or requests of the SEC or its staff, (c) the Securities Act and the Exchange Act and (d) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Settlement Method Notice” has the meaning set forth in Section 11.01(b).

“Series B Accrued Distributions” has the meaning set forth in Section 4.01(c).

“Series B Annual Rate” means ten percent (10%) per annum of the Series B Stated Value, as such rate may be adjusted from time to time to correspond to the dividend rate applicable to the Series B Preferred Stock under the Corporate Charter.

“Series B Liquidation Preference” means, with respect to each Series B Preferred Unit as of any date of determination, an amount equal to the Series B Stated Value plus all accrued and unpaid Series B Accrued Distributions thereon to (but excluding) such date.

“Series B Preferred Contribution Amount” means, with respect to each Series B Preferred Unit issued to the Corporation, an amount equal to the Series B Stated Value, as adjusted to reflect any subsequent contributions to capital by the Corporation in respect of such Series B Preferred Unit.

“Series B Preferred Stock” means the Series B Preferred Stock, par value $0.0001 per share, of the Corporation, having the rights, preferences and privileges set forth in the Corporate Charter (including the certificate of designations applicable thereto).

“Series B Preferred Unit” means a Unit designated as a “Series B Preferred Unit” and having the rights and obligations specified with respect to the Series B Preferred Units in this Agreement.

“Series B Stated Value” means $1,000 per Series B Preferred Unit, subject to appropriate adjustment in the event of any unit distribution, unit split, combination or other similar recapitalization with respect to the Series B Preferred Units.

“Series D Accrued Distributions” has the meaning set forth in Section 4.01(d).

“Series D Annual Rate” means (i) from and including the date of issuance to (and including) December 31, 2027, fourteen percent (14%) per annum, and (ii) after December 31, 2027, eighteen percent (18%) per annum, in each case of the Series D Stated Value, as such rates may be adjusted from time to time to correspond to the Dividend Rate applicable to the Series D Preferred Stock under the Corporate Charter.

“Series D Dividend Cutoff Date” means December 31, 2028.

“Series D Liquidation Preference” means, with respect to each Series D Preferred Unit as of any date of determination, an amount equal to the Series D Stated Value plus all accrued and unpaid Series D Accrued Distributions thereon to (but excluding) such date, plus the Series D Minimum Return Payment, if applicable.

“Series D Minimum Return” means a return of eight percent (8%) per Series D Preferred Unit upon the payment of all Distributions thereon and all liquidation, redemption and other cash payments, as applicable, made by the Partnership to the Corporation, as the holder of such Series D Preferred Unit, with respect to such Series D Preferred Unit, in each case to correspond to the “Minimum Return” payable on the corresponding share of Series D Preferred Stock under the Corporate Charter.

“Series D Minimum Return Payment” means an additional Distribution required to be made to the Corporation, as the holder of the Series D Preferred Units, in connection with a redemption, repurchase or acquisition of, or liquidating distribution in respect of, the Series D Preferred Units, in an amount such that, together with the Series D Stated Value, all Series D Accrued Distributions and all other Distributions made by the Partnership to the Corporation in respect of such Series D Preferred Units, the Corporation shall have received the Series D Minimum Return.

“Series D Preferred Contribution Amount” means, with respect to each Series D Preferred Unit issued to the Corporation, an amount equal to the Series D Stated Value, as adjusted to reflect any subsequent contributions to capital by the Corporation in respect of such Series D Preferred Unit.

“Series D Preferred Stock” means the Series D Preferred Stock, par value $0.0001 per share, of the Corporation, having the rights, preferences and privileges set forth in the Corporate Charter (including the certificate of designations applicable thereto).

“Series D Preferred Unit” means a Unit designated as a “Series D Preferred Unit” and having the rights and obligations specified with respect to the Series D Preferred Units in this Agreement.

“Series D Stated Value” means $1,000 per Series D Preferred Unit, subject to appropriate adjustment in the event of any unit distribution, unit split, combination or other similar recapitalization with respect to the Series D Preferred Units.

“Share Settlement” means, with respect to any Redeemed Units, a number of shares of Class A Common Stock equal to the number of such Redeemed Units (together with any Corresponding Rights).

“Simulated Basis” means, with respect to each Depletable Property, the Book Value of such property. For purposes of such computation, the Simulated Basis of each Depletable Property (including any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis) shall be allocated to each Partner in accordance with such Partner’s relative Common Unit Percentage Interest as of the time such Depletable Property (or such addition to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis) is acquired (or expended) by the Partnership, and shall be reallocated among the Partners in accordance with the Partners’ Common Unit Percentage Interests as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Value of the Partnership’s Depletable Properties pursuant to the definition of Book Value. Upon a transfer by a Partner of any Units, a portion of the Simulated Basis allocated to such Partner shall be reallocated to the transferee in accordance with the relative Common Unit Percentage Interest transferred.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with U.S. federal income tax principles and in a manner specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2), using the depletion method selected by the General Partner. For purposes of computing Simulated Depletion with respect to any Depletable Property, in no event shall such allowance, in the aggregate, exceed the Simulated Basis of such Depletable Property. If the Book Value of a Depletable Property is adjusted pursuant to the definition of Book Value during a Taxable Year or other Fiscal Period, following such adjustment Simulated Depletion shall thereafter be calculated under the foregoing provisions based upon such adjusted Book Value.

“Simulated Gain” means the excess, if any, of the amount realized from the sale or other disposition of a Depletable Property over the Book Value of such Depletable Property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the excess, if any, of the Book Value of a Depletable Property over the amount realized from the sale or other disposition of such Depletable Property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Stock Exchange” means the New York Stock Exchange.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Partnership shall be given effect only at such times that the Partnership has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Partnership.

“Substituted Limited Partner” means a Person that is admitted as a Limited Partner to the Partnership pursuant to Section 12.01 with all of the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Tax Rate” means a rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate applicable to a corporate or individual taxpayer (whichever is higher) for a Fiscal Year applicable to any Partner, determined by taking into account the character of the relevant tax items (e.g., ordinary or capital), the deductibility of state and local income taxes for federal income tax purposes, to the extent applicable and the deduction under Section 199A of the Code, to the extent applicable, in each case, as reasonably determined by the General Partner; provided that, (i) there shall be a single used Tax Rate for all Partners, (ii) if the General Partner is unable to reasonably estimate the highest tax rate applicable to any Partner in accordance with the foregoing, the highest rate shall be such highest rate applicable to a corporation or individual (whichever is higher) residing or otherwise doing business in New York, New York and (iii) if such highest tax rate applies only to a Partner that is or Partners that are receiving an immaterial portion of the aggregate Tax Distributions paid to all Partners pursuant to Section 4.01(b), the General Partner shall be permitted, in its sole discretion, to adjust the Tax Rate to minimize the amount of Tax Distributions in excess of each Partner’s Tax Distribution Amount. For the avoidance of doubt, there shall be a single Distribution Tax Rate for all Partners.

“Tax Distributions” has the meaning set forth in Section 4.01(b).

“Tax Distribution Amount” means, with respect to any Partner, for each Fiscal Year or Fiscal Quarter of the Partnership, an amount equal to the excess of (i) the Assumed Tax Liability with respect to such Partner’s Common Units over (ii) the cumulative Distributions made to such Partner with respect to such Partner’s Common Units after the Effective Date pursuant to Section 4.01(a) and 4.01(b); provided, that notwithstanding anything to the contrary, the Corporation’s Tax Distribution Amount with respect to its Common Units shall in no event be less than the amount of cash the Corporation needs to satisfy its tax liabilities with respect to its Common Units (after taking into account any cash held by the Corporation and available to be used to pay the Corporation’s tax liabilities at the relevant time), as determined in the sole discretion of the General Partner.

“Taxable Year” means the Partnership’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transactions” means the Corporation Contribution, the Management Contribution, the Internalization and the other transactions contemplated by the Contribution Agreement.

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Partnership or (b) any equity or other interest (legal or beneficial) in any Partner if substantially all of the assets of such Partner consist solely of Units.

“Treasury Regulations” means the regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Unit” means a Limited Partner Interest of a Limited Partner or a permitted Assignee in the Partnership and shall include Common Units, Series B Preferred Units and Series D Preferred Units, but shall not include the General Partner Interest.

“Unvested Corporate Shares” means shares of Class A Common Stock issued pursuant to an Equity Plan that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Value” means (a) for any Stock Option Plan, the Market Price for the Trading Day immediately preceding the date of exercise of a stock option under such Stock Option Plan and (b) for any Equity Plan other than a Stock Option Plan, the Market Price for the Trading Day immediately preceding the Vesting Date.

“Vesting Date” has the meaning set forth in Section 3.10(c).

“Voting Securities” means any Equity Securities of the Corporation that are entitled to vote generally in matters submitted for a vote of the Corporation’s stockholders or generally in the election of the Corporate Board.

ARTICLE II.

ORGANIZATIONAL MATTERS

Section 2.01 Formation of Partnership. The Partnership was formed on November 24, 2025 pursuant to the provisions of the Delaware Act.

Section 2.02 Amended and Restated Limited Partnership Agreement. The Partners hereby execute this Agreement for the purpose of continuing the affairs of the Partnership and the conduct of its business in accordance with the provisions of the Delaware Act. The Partners hereby agree that during the term of the Partnership set forth in Section 2.06, the rights and obligations of the Partners with respect to the Partnership will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and, to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited partnership agreement” or words of similar effect, the relevant provisions of this Agreement shall in each instance control; provided further, that notwithstanding the foregoing, Section 15-120 of the Delaware Act shall not apply or be incorporated into this Agreement.

Section 2.03 Name. The name of the Partnership shall be “WhiteHawk Income Operating Partnership, L.P.” The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time. Notification of any such change shall be given to all of the Partners and, to the extent practicable, to all of the holders of any Equity Securities then outstanding. The Partnership’s business may be conducted under its name and/or any other name or names deemed advisable by the General Partner.

Section 2.04 Purpose. The primary business and purpose of the Partnership shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the General Partner in accordance with the terms and conditions of this Agreement.

Section 2.05 Principal Office; Registered Office. The principal office of the Partnership shall be at 2000 Market Street, Suite 910, Philadelphia, Pennsylvania 19103, or such other place as the General Partner may from time to time designate. The address of the registered office of the Partnership in the State of Delaware shall be 1521 Concord Pike, Suite 201, Wilmington, Delaware 19803, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be United Agent Group Inc. The General Partner may from time to time change the Partnership’s registered agent and registered office in the State of Delaware.

Section 2.06 Term. The term of the Partnership commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution of the Partnership in accordance with the provisions of Article XIV.

Section 2.07 No Joint Venture. The Partners intend that the Partnership not be a joint venture, and that no Partner be a joint venturer of any other Partner by virtue of this Agreement, and neither this Agreement nor any other document entered into by the Partnership or any Partner relating to the subject matter hereof shall be construed to suggest otherwise.

ARTICLE III.

PARTNERS; UNITS; CAPITALIZATION

Section 3.01 Partners.

(a) The Corporation previously was admitted as a Limited Partner and shall remain a Limited Partner of the Partnership, and the General Partner previously was admitted as the sole general partner of the Partnership and shall remain the sole general partner of the Partnership, in each case, upon the Effective Time. At the Effective Time, the Management Contributor shall be admitted to the Partnership as a Limited Partner and a Continuing Equity Owner.

(b) The Partnership shall maintain a schedule setting forth: (i) the name and address of each Limited Partner; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Limited Partner; (iii) the aggregate amount of cash Capital Contributions that have been made by the Limited Partners with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Limited Partners with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Partnership or to which contributed property is subject) (such schedule, the “Schedule of Limited Partners”). The applicable Schedule of Limited Partners in effect as of the Effective Time (after giving effect to the Corporation Contribution and the Management Contribution) is set forth as Exhibit A to this Agreement. The Schedule of Limited Partners shall be the definitive record of ownership of each Unit of the Partnership and all relevant information with respect to each Limited Partner. The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

(c) No Limited Partner shall be required or, except as approved by the General Partner pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Partnership or borrow any money or property from the Partnership.

Section 3.02 Units. Interests in the Partnership shall be represented by Units, or such other securities of the Partnership, in each case as the General Partner may establish in its discretion in accordance with the terms and subject to the restrictions hereof. Immediately after the Effective Time, the Units will be comprised of three authorized classes: (i) a single class of Common Units; (ii) a single class of Series B Preferred Units; and (iii) a single class of Series D Preferred Units. All Common Units shall have identical rights and privileges in all respects, all Series B Preferred Units shall have identical rights and privileges in all respects, and all Series D Preferred Units shall have identical rights and privileges in all respects. Without limiting the foregoing, to the extent required pursuant to Section 3.04(a), the General Partner may create one or more additional classes or series of Common Units, Series B Preferred Units, Series D Preferred Units or other preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of the Corporation or class or series of preferred stock of the Corporation.

Section 3.03 Corporation Contribution and Management Contribution.

(a) Corporation Contribution. At the Closing and prior to giving effect to Section 3.04, the Corporation shall be deemed to have contributed, assigned, transferred, conveyed and delivered to the Partnership, in connection with the Management Contribution (as defined below), all of the assets and liabilities of the Partnership that existed prior to the Management Contribution, in exchange for the issuance by the Partnership to the Corporation of the number of Common Units, Series B Preferred Units and Series D Preferred Units set forth opposite the Corporation’s name on Exhibit A hereto (such contribution, the “Corporation Contribution”).

(b) Management Contribution. Pursuant to the Contribution Agreement, at the Closing and prior to giving effect to Section 3.04, the Management Contributor (i) contributed, assigned, transferred, conveyed and delivered to the Partnership, free and clear of all liens (other than transfer restrictions under applicable securities Laws), 100% of the outstanding equity interests in ManagementCo in exchange for a number of Common Units equal to the quotient of the Internalization Price (as defined in the Contribution Agreement) divided by the Common Unit Redemption Price and (ii) subscribed for a corresponding number of shares of Class B Common Stock, in each case, as set forth in the Contribution Agreement (the “Management Contribution”). As additional consideration for the Management Contribution, subject to and in accordance with the terms and conditions of the Contribution Agreement, the Partnership may be required to issue to Management Contributor up to an aggregate number of Common Units equal to 25% of the quotient of the Internalization Price divided by the Common Unit Redemption Price (the “Management Contribution Earn Out Units”), and the Management Contributor shall subscribe for a corresponding number of shares of Class B Common Stock, in each case, as set forth in the Contribution Agreement.

Section 3.04 Authorization and Issuance of Additional Units.

(a) Except as otherwise determined by the General Partner:

(i) the Partnership and the Corporation shall, notwithstanding any other provision of this Agreement, undertake all actions, including, without limitation, an issuance, reclassification, distribution, division, repurchase, redemption, cancellation or recapitalization, with respect to the Common Units, the Series B Preferred Units, the Series D Preferred Units and the Class A Common Stock, Class B Common Stock, Series B Preferred Stock, Series D Preferred Stock or any other equity interests issued by the Partnership and/or Corporation, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Common Units owned by the Corporation, directly or indirectly, and the number of outstanding shares of Class A Common Stock, (ii) unless otherwise determined by the General Partnership in its sole discretion, a one-to-one ratio between the number of Common Units owned by the Partners and their Permitted Transferees (other than the Corporation and its Subsidiaries), directly or indirectly, and the number of outstanding shares of Class B Common Stock owned by such Partners and Permitted Transferees, directly or indirectly, (iii) a one-to-one ratio between the number of Series B Preferred Units owned by the Corporation, directly or indirectly, and the number of outstanding shares of Series B Preferred Stock, (iv) a one-to-one ratio between the number of Series D Preferred Units owned by the Corporation, directly or indirectly, and the number of outstanding shares of Series D Preferred Stock, and (v) a one-to-one ratio between the number of other equity interests in the Partnership owned by the Corporation, directly or indirectly, and the number of outstanding equity interests issued by the Corporation that are substantially economically equivalent to such other equity interests of the Partnership that are owned by the Corporation, in each case, disregarding, for purposes of maintaining the one-to-one ratio, (A) Unvested Corporate Shares (other than any Unvested Corporate Shares as to which an election has been made under Section 83(b) of the Code), (B) treasury stock, (C) preferred stock or other debt or equity securities (including, without limitation, warrants, options or rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon issuance, conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Partnership) (clauses (i) to (iv), the “One-to-One Ratios”).

(ii) In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class A Common Stock in a transaction not contemplated in this Agreement, the General Partner and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take, or cause to be taken, all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common Units owned, directly or indirectly, by the Corporation shall equal on a one-for-one basis the number of outstanding shares of Class A Common Stock.

(iii) In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s preferred stock or other equity interests in a transaction not contemplated in this Agreement, the General Partner, the Partnership and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take or cause to be taken all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation, directly or indirectly, holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the Partnership which (in the good faith determination by the General Partner) are in the aggregate substantially economically equivalent to the outstanding preferred stock or other equity interests of the Corporation so issued, transferred, delivered, repurchased or redeemed.

(iv) The Partnership and the Corporation shall not undertake any subdivision (by any Common Unit split, stock split, Common Unit distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common Units, Class A Common Stock or Class B Common Stock or other equity interests in the Partnership or the Corporation, as applicable, that is not accompanied by an identical subdivision or combination of the Common Units, Class A Common Stock, or Class B Common Stock or other equity interests in the Partnership or Corporation, respectively, to maintain at all times the One-to-One Ratios, in each case, unless such action is necessary to maintain at all times the One-to-One Ratios.

(b) The Partnership shall only be permitted to issue additional Common Units, and/or establish other classes or series of Units or other Equity Securities in the Partnership to the Persons and on the terms and conditions provided for in Section 3.02, Section 3.03, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing, the General Partner may cause the Partnership to issue additional Common Units authorized under this Agreement and/or establish other classes or series of Units or other Equity Securities in the Partnership at such times and upon such terms as the General Partner shall determine and the General Partner shall amend this Agreement as necessary in connection with the issuance of additional Common Units and admission of additional Partners under this Section 3.04, in each case, without the requirement of any consent or acknowledgement of any other Partner or any other Person and notwithstanding anything to the contrary herein, including Section 16.03.

(c) Notwithstanding any other provision of this Agreement (including Section 3.04(a)), if the Corporation acquires or holds any material amount of cash (or any obligations of the Partnership or a Subsidiary thereof in respect of any loans made by the Corporation to the Partnership or such Subsidiary) in excess of any monetary obligations it reasonably anticipates (such cash, “Excess Cash”, and such loan obligations, “Excess Loan Receivables” and, collectively, “Excess Assets”), the Corporation may, in its sole discretion, take, or cause to be taken, any actions with respect to any such Excess Assets and make, or cause to be made, any corresponding adjustments to the capitalization of the Corporation and/or the Partnership as the Corporation in good faith determines to be fair and reasonable to the equityholders of the Corporation and to the Partners to preserve the One-to-One Ratios and the intended economic effect of this Section 3.04, Section 11.01 and the other provisions hereof (including, but not limited to, contributing (or causing to be contributed) or loaning (or causing to be loaned) any such Excess Assets to the Partnership and causing the Partnership to recapitalize its Common Units to reflect such contribution and maintain such One-to-One Ratios).

Section 3.05 Repurchases or Redemptions.

(a) Except as otherwise determined by the General Partner, if at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the General Partner shall cause the Partnership, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation; provided, if the Corporation uses funds received from distributions from the Partnership or the net proceeds from an issuance of Class A Common Stock to fund such repurchase or redemption, then the Partnership shall cancel a corresponding number of Common Units held (directly or indirectly) by the Corporation for no consideration. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the Corporation shall make any repurchase, redemption or other acquisition if such repurchase, redemption or other acquisition or the corresponding repurchase, redemption or other acquisition at the other of the Partnership or the Corporation would violate any applicable Law.

(b) Notwithstanding anything to the contrary herein, the Corporation may repurchase shares of Class A Common Stock using any portion of the proceeds received by the Corporation from any Tax Distribution, in which case the related Tax Distributions made to each Partner shall be in redemption of Common Units, pro rata according to the number of Common Units held by each Partner, such that the number of Common Units redeemed from the Corporation is equal to the number of shares of Class A Common Stock to be repurchased, and at the price per Common Unit equal to the price that is actually paid per share of Class A Common Stock in such repurchase(s). In such event, the Corporation shall, in addition, take such other action as is necessary to preserve the One-to-One Ratios.

(c) Without limiting Section 3.04(a) or Section 3.05(a), immediately prior to the time that any share of Series B Preferred Stock is to be redeemed, repurchased or otherwise acquired by the Corporation (whether pursuant to a WhiteHawk Redemption, a Holder Optional Redemption, a redemption due to death or disability, a Triggered Redemption or any other redemption, repurchase or acquisition under the Corporate Charter (as such terms are defined in the Corporate Charter)), the General Partner shall cause the Partnership to redeem, repurchase or acquire from the Corporation a corresponding number of Series B Preferred Units, in exchange for an amount of cash (or other consideration) equal to the aggregate consideration to be paid by the Corporation to the holders of the corresponding shares of Series B Preferred Stock (including the Settlement Amount (as defined in the Corporate Charter) and any applicable redemption fees, premiums and reductions) plus any related expenses of the Corporation. Notwithstanding the foregoing, no such redemption, repurchase or acquisition shall be effected to the extent it would render the Partnership insolvent or violate the Delaware Act, applicable Law or the Credit Agreement (or any other debt financing of the Partnership or any of its Subsidiaries).

(d) Without limiting Section 3.04(a) or Section 3.05(a), but subject to Section 11.07(d) and Section 11.08(d), immediately prior to the time that any share of Series D Preferred Stock is to be redeemed, repurchased or otherwise acquired by the Corporation (whether pursuant to an Optional Redemption or any other redemption, repurchase or acquisition under the Corporate Charter (as such terms are defined in the Corporate Charter)), the General Partner shall cause the Partnership to redeem, repurchase or acquire from the Corporation a corresponding number of Series D Preferred Units, in exchange for an amount of cash (or other consideration) equal to the aggregate consideration to be paid by the Corporation to the holders of the corresponding shares of Series D Preferred Stock (including the Redemption Price and the Minimum Return Payment, if applicable, in each case as defined in the Corporate Charter) plus any related expenses of the Corporation. Notwithstanding the foregoing, no such redemption, repurchase or acquisition shall be effected to the extent it would render the Partnership insolvent or violate the Delaware Act, applicable Law or the Credit Agreement (or any other debt financing of the Partnership or any of its Subsidiaries).

Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the General Partner. If the General Partner determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Partnership, by the Chief Executive Officer and any other officer designated by the General Partner, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the General Partner may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The General Partner agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless thereafter all Units then outstanding are represented by one or more certificates.

(b) If Units are certificated, the General Partner may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Partnership alleged to have been lost, stolen or destroyed, upon delivery to the General Partner of an affidavit of the owner or owners of such certificate, setting forth such allegation. The General Partner may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Partnership a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) Upon surrender to the Partnership or the transfer agent of the Partnership, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Partnership shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the General Partner may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07 Negative Capital Accounts. No Partner shall be required to pay to any other Partner or the Partnership any deficit or negative balance which may exist from time to time in such Partner’s Capital Account (including upon and after dissolution of the Partnership).

Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Partnership, except as expressly provided in this Agreement.

Section 3.09 Loans From Partners. Loans by Partners to the Partnership shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10 Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the Corporation from adopting, modifying or terminating an Equity Plan for the benefit of employees, directors or other business associates of the Corporation, the Partnership or any of their respective Affiliates or from issuing shares of Class A Common Stock pursuant to any such plans. The Corporation may implement such Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock, or the issuance of Unvested Corporate Shares), whether taken with respect to or by an employee or other service provider of the Corporation, the Partnership or its Subsidiaries, in a manner determined by the Corporation, in accordance with the Policy Regarding Certain Equity Issuances attached to this Agreement as Exhibit C, which may be amended by the Corporation from time to time without the consent or approval of any Partner or any other Person. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation or the General Partner, amendments to this Agreement (including Exhibit C) may become necessary or advisable and that any approval or consent to any such amendments shall be deemed granted by the General Partner without the requirement of any further consent or acknowledgement of any other Partner or other Person. In the event of such an amendment by the General Partner, the Partnership shall provide notice of such amendment to the Partners. The Partnership is expressly authorized to issue Units (i) in accordance with the terms of any such Equity Plan, or (ii) in an amount equal to the number of shares of Class A Common Stock issued pursuant to any such Equity Plan, without any further act, approval or vote of any Partner or any other Persons. For the avoidance of doubt, cash payments made by the Partnership or the Corporation in respect of dividend equivalent rights or similar rights granted under any Equity Plan or pursuant to the Contribution Agreement shall not be treated as Distributions for purposes of this Agreement.

Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, Equity Plan or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Partnership in exchange for additional Common Units. Upon such contribution, the Partnership will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV.

DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, and subject to the prior payment of all Series D Accrued Distributions pursuant to Section 4.01(d), all Series B Accrued Distributions pursuant to Section 4.01(c) and any then-required redemption, repurchase or acquisition payments in respect of the Series D Preferred Units and the Series B Preferred Units pursuant to Section 3.05, Distributions to Limited Partners may be declared by the General Partner out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the General Partner shall determine using such record date as the General Partner may designate; such Distributions shall be made to the Limited Partners (other than the Corporation in respect of any Series B Preferred Units or Series D Preferred Units) as of the close of business on such record date on a pro rata basis in accordance with each Limited Partner’s Common Unit Percentage Interest as of the close of business on such record date; provided, however, that the General Partner shall have the obligation to make Distributions as set forth in Section 4.01(b), Section 4.01(c), Section 4.01(d) and Section 14.02; and provided further that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Limited Partner to the extent such Distribution would violate Section 15309 of the Delaware Act. Notwithstanding anything to the contrary in this Section 4.01, the Partnership may make cash payments in respect of dividend equivalent rights or similar rights granted under any Equity Plan or pursuant to the Contribution Agreement at any time and from time to time, and such payments shall not be treated as Distributions for purposes of this Section 4.01 and shall not be subject to the priority or other requirements set forth in this Section 4.01. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the General Partner shall give notice to each Limited Partner of the record date, the amount and the terms of the Distribution and the payment date thereof. Notwithstanding anything to the contrary in this Section 4.01(a), (i) the Partnership shall not make a distribution (other than Tax Distributions under Section 4.01(b)) to any Partner in respect of any Common Units which remain subject to vesting conditions in accordance with any applicable Equity Plan or individual award agreement and (ii) with respect to any amounts that would otherwise have been distributed to a Partner but for the preceding clause (i), such amount shall be held in trust by the Partnership for the benefit of such Partner unless and until such time as such Common Units have vested in accordance with the applicable Equity Plan or individual award agreement, and within five (5) Business Days of such time, the Partnership shall distribute such amounts to such Partner.

(b) Tax Distributions.

(i) With respect to each Fiscal Year, the Partnership shall, to the extent it has Distributable Cash and is permitted by applicable Law or current or future debt agreements, make cash distributions (“Tax Distributions”) as follows:

(A) to the Corporation at such times and in such amounts as the General Partner reasonably determines is necessary to enable the Corporation to timely satisfy all of its U.S. federal, state and local tax liabilities with respect to any items of income and gain allocated to the Corporation with respect to the Series B Preferred Units and Series D Preferred Units for any Fiscal Year or Fiscal Quarter; provided, that (I) in no circumstance shall the amounts distributed pursuant to this Section 4.01(b)(i)(A) exceed the Corporation’s actual tax liabilities and (II) the amounts distributable to the Corporation pursuant to this Section 4.01(b)(i)(A) shall be reduced, in the sole discretion of the General Partner, to the extent the amount distributable to the Corporation pursuant to Section 4.01(b)(i)(B) exceeds the Corporation’s actual tax obligations with respect to income and gain allocated to the Corporation with respect to the Series B Preferred Units, Series D Preferred Units and Common Units; and

(B) to each Partner in an amount equal to such Partner’s Tax Distribution Amount; provided, that to the extent a Partner otherwise would be entitled to receive less than its Common Unit Percentage Interest of the aggregate Tax Distributions to be paid to all Partners pursuant to this Section 4.01(b)(i)(B), the Tax Distributions to be distributed to such Partner pursuant to this Section 4.01(b)(i)(B) shall be increased to ensure that all Tax Distributions made pursuant to this Section 4.01(b)(i)(B) are made pro rata in accordance with the Partners’ respective Common Unit Percentage Interests; provided further that, notwithstanding anything to the contrary, to the extent an immaterial portion of any Tax Distribution to any Partner determined in accordance with this Section 4.01(b)(i)(B) would have the effect of resulting in a material amount of excess Tax Distributions to the Corporation pursuant to this Section 4.01(b)(i)(B), in each case, as determined by the General Partner in its sole discretion, the Partnership shall be permitted to adjust Tax Distributions pursuant to this Section 4.01(b)(i)(B) to minimize such excess Tax Distributions to the Corporation.

(ii) Tax Distributions pursuant to Section 4.01(b) shall be estimated by the Partnership on a quarterly basis and, to the extent feasible, shall be distributed to the Partners (together with a statement showing the calculation of such Tax Distribution and an estimate of the Partnership’s net taxable income allocable to each Partner for such period) on a quarterly basis on April 15th, June 15th, September 15th and December 15th (or such other dates for which corporations or individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes, whichever is earlier) (each, a “Quarterly Tax Distribution”); provided, that the foregoing shall not restrict the Partnership from making a Tax Distribution on any other date as the Partnership determines is necessary to enable the Partners to timely make estimated income tax payments. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Partnership for the Fiscal Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Fiscal Year after the allocation of the Partnership’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Partner received for such Fiscal Year based on such final accounting shall promptly be distributed to such Partner. Notwithstanding anything to the contrary in this Agreement, (A) any excess Tax Distributions a Partner receives with respect to any Fiscal Year shall reduce future Tax Distributions otherwise required to be made to such Partner with respect to any subsequent Fiscal Year, (B) Tax Distributions shall not be treated as an advance on any Distributions pursuant to Section 4.01(a), (C) subject to and in accordance with the definition of Tax Distribution Amount, each Partner shall be entitled to Tax Distributions pursuant to Section 4.01(b)(i)(B) only to the extent such Partner’s Assumed Tax Liability exceeds the cumulative Distributions made to such Partner with respect to Common Units after the Effective Date pursuant to Section 4.01(a) and 4.01(b) and (D) the General Partner shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Partners’ Tax Distributions to take into account increases or decreases in the number of Common Units held by each Partner during the relevant taxable period or portion thereof; provided that, any such equitable adjustments with respect to Tax Distribution described in Section 4.01(b)(i)(B) are made in a manner that results in such Tax Distributions being made pro rata in proportion to the Partners’ respective Common Unit Percentage Interests for any relevant taxable period or portion thereof in accordance with Section 4.01(b)(i)(B).

(iii) If, on the date of a Tax Distribution, there is insufficient Distributable Cash on hand to distribute to the Partners the full amount of the Tax Distributions to which such Partners are otherwise entitled, Tax Distributions pursuant to this Section 4.01(b) shall be made to the extent of available funds, (A) first to the Corporation pursuant to Section 4.01(b)(i)(A), (B) second to the Corporation to satisfy its actual tax liabilities with respect to its Common Units to the extent the Corporation does not have sufficient cash to fund such tax liabilities and (C) thereafter to the Partners pursuant to Section 4.01(b)(i)(B) in accordance with their Common Unit Percentage Interests; provided, that the Corporation’s share of Tax Distributions pursuant to this clause (C) shall be reduced by the amount of Tax Distributions the Corporation received pursuant to the immediately preceding clause (B) for the relevant period. As soon as the Partnership has sufficient Distributable Cash, the Partnership shall make Tax Distributions in accordance with Section 4.01(b)(i) to pay the remaining portion of the Tax Distributions to which such Partners are otherwise entitled.

(iv) In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Partner’s Tax Distribution for any Taxable Year (other than an audit conducted pursuant to the Partnership Audit Provisions for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Partnership files an amended tax return or administrative adjustment requests, each Partner’s Tax Distribution with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Partners and former Partners received for the relevant Taxable Years based on such recalculated Tax Distribution promptly shall be distributed to such Partners and the successors of such former Partners in accordance with the applicable Partners’ and former Partners’ Percentage Interests at the time of such shortfalls, except, for the avoidance of doubt, to the extent Distributions were made to such Partners and former Partners pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall.

(c) Series B Preferred Distributions. Notwithstanding any other provision of this Section 4.01, but subject to Section 4.02 and prior to making any Distributions to the Limited Partners pursuant to Section 4.01(a) (other than Tax Distributions under Section 4.01(b)), with respect to each outstanding Series B Preferred Unit, Distributions shall accrue on the Series B Stated Value at the Series B Annual Rate and shall be cumulative and accrue daily from and after the date of issuance of such Series B Preferred Unit, whether or not the Partnership has Distributable Cash legally available to make payment thereof (such accrued and accumulated Distributions, the “Series B Accrued Distributions”). The Series B Accrued Distributions shall be payable in cash to the Corporation, as the holder of the Series B Preferred Units, only to the extent that, and immediately prior to the time at which, an equivalent amount of cash dividends is declared and paid by the Corporation with respect to the corresponding shares of Series B Preferred Stock pursuant to the Corporate Charter. Once a Distribution has been made under this Section 4.01(c) in respect of a Series B Accrued Distribution, the amount of Series B Accrued Distributions shall be reduced by the amount of such Distribution.

(d) Series D Preferred Distributions. Notwithstanding any other provision of this Section 4.01, but subject to Section 4.02 and prior to making any Distributions to the Limited Partners pursuant to Section 4.01(a) or Section 4.01(c) (in each case other than Tax Distributions under Section 4.01(b)), with respect to each outstanding Series D Preferred Unit, Distributions shall accrue on the Series D Stated Value at the Series D Annual Rate and shall be cumulative and accrue daily from and after the date of issuance of such Series D Preferred Unit, whether or not the Partnership has Distributable Cash legally available to make payment thereof (such accrued and accumulated Distributions, the “Series D Accrued Distributions”). The Series D Accrued Distributions shall be payable in cash to the Corporation, as the holder of the Series D Preferred Units, only to the extent that, and immediately prior to the time at which, an equivalent amount of cash dividends is declared and paid by the Corporation with respect to the corresponding shares of Series D Preferred Stock pursuant to the Corporate Charter. Once a Distribution has been made under this Section 4.01(d) in respect of a Series D Accrued Distribution, the amount of Series D Accrued Distributions shall be reduced by the amount of such Distribution. Notwithstanding any other provision of this Agreement, if the Partnership has not redeemed all of the outstanding Series D Preferred Units prior to the Series D Dividend Cutoff Date, the Partnership shall not declare, pay or set aside any Distributions with respect to any Common Units or Series B Preferred Units (other than Tax Distributions under Section 4.01(b)) until all of the outstanding Series D Preferred Units have been redeemed and the Corporation has received the Series D Minimum Return with respect thereto.

Section 4.02 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make any Distribution to any Partner on account of any Limited Partner Interest if such Distribution would violate any applicable Law or the terms of the Credit Agreement or other debt financing of the Partnership or its Subsidiaries.

ARTICLE V.

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) The Partnership shall maintain a separate Capital Account for each Partner according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Partnership may (in the discretion of the General Partner), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and Treasury Regulations Section 1.704-1(b)(2)(iv)(g), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations to reflect a revaluation of Partnership property. The Capital Account balance of each of the Partners as of the date hereof, as adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), is its respective “Contribution Closing Capital Account Balance” set forth in the books and records of the Partnership.

(b) The Capital Account of each Partner shall be increased by (i) the amount of any cash and the fair market value of any property contributed to the Partnership by such Partner (net of any liability secured by such contributed property that the Partnership is considered to assume or take subject to); and (ii) the amounts of Profit allocated to such Partner pursuant to Section 5.02 and any items in the nature of income or gain that are specially allocated to such Partner pursuant to Section 5.03. The Capital Account of each Partner shall be reduced by (i) the amount of any cash and the fair market value of any property distributed to such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to); and (ii) the amounts of Loss allocated to such Partner pursuant to Section 5.02 and any items in the nature of loss or deduction that are specially allocated to such Partner pursuant to Section 5.03. The Capital Account of each Partner shall otherwise be adjusted in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). If any property other than cash is distributed to a Partner, the Capital Account of such Partner shall be adjusted as if the property had instead been sold by the Partnership for a price equal to its fair market value, and the proceeds thereafter distributed to such Partner. Upon the issuance of any Management Contribution Earn Out Units, the parties intend that the allocations and capital maintenance rules shall be governed under Treasury Regulations Section 1.704-3 with adjustments being made in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s) and consistent with the principles of Section 704(c) of the Code and the Treasury Regulations thereunder in order to effectuate the Partners’ agreed upon economic sharing of items within the Partnership.

(c) For purposes of computing the amount of any item of Profit or Loss, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes;

(ii) if the Book Value of any Partnership property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii) items of income, gain, loss or deduction attributable to the disposition of Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(iv) in lieu of depreciation, amortization and other cost recovery deductions (excluding depletion with respect to a Depletable Property), there shall be taken into account depreciation for such Taxable Year or other Fiscal Period;

(v) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis);

(vi) Simulated Gains with respect to Depletable Properties shall be taken into account in lieu of actual gains on such Depletable Properties; and

(vii) items specifically allocated under Section 5.03 shall be excluded.

Section 5.02 Book Allocations. After giving effect to the allocations in Section 5.03, Profits and Losses (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Partnership for each Taxable Year (or portion thereof) shall be allocated among the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Partner pursuant to Section 14.02(d) if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability), and the net assets of the Partnership were distributed, in accordance with Section 14.02(d), to the Partnership immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make allocations it (acting reasonably and in good faith) deems necessary to give economic effect to the provisions in this Agreement and to properly reflect each Partner’s “interest in the partnership” within the meaning of Treasury Regulations Section 1.704-1(b)(3).

Section 5.03 Regulatory and Special Allocations.

(a) Partner nonrecourse deductions (as defined in Treasury Regulations Section 1.704-2(i)(2)) attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year in Partner Minimum Gain, Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Partners in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4). This Section 5.03(a) is intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(b) Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Partners in accordance with their Percentage Interests. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in the Partnership Minimum Gain during any Taxable Year, each Partner shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(g). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Partner that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Section 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year shall be allocated to such Partner in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Agreement have been made as if Section 5.03(c) and this Section 5.03(d) were not in the Agreement.

(e) If the allocation of Losses to a Partner as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Partner only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Partner shall be allocated to the other Partners in accordance with their relative Percentage Interests, subject to this Section 5.03(e).

(f) Profits and Losses described in Section 5.01(b) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j) and (m).

(g) Simulated Depletion for each Depletable Property and Simulated Loss upon the disposition of a Depletable Property shall be allocated among the Partners in proportion to their shares of the Simulated Basis in such property.

(h) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to allocate Profits and Losses of the Partnership or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Partners so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Partners to be in the amounts (or as close thereto as possible) they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. If in any Taxable Year or other Fiscal Period there is a decrease in Partnership Minimum Gain, or in Partner Minimum Gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Partners, the Partners may, if they do not expect that the Partnership will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04 Tax Allocations.

(a) The income, gains, losses, deductions and credits of the Partnership will be allocated, for U.S. federal (and applicable state and local) income tax purposes, among the Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts; provided, that if any such allocation is not permitted by the Code or other applicable Law, the Partnership’s subsequent income, gains, losses, deductions and credits will be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Cost and percentage depletion deductions with respect to each Depletable Property shall be computed separately by the Partners rather than the Partnership. For purposes of such computations, the U.S. federal income tax basis of each Depletable Property shall be allocated to each Partner in accordance with such Partner’s Percentage Interest as of the time such Depletable Property is acquired by the Partnership, and shall be reallocated among the Partners in accordance with such Partner’s Percentage Interest as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Values of the Partnership’s Depletable Properties pursuant to the definition of Book Value (or at the time of any material additions to the U.S. federal income tax basis of such Depletable Property). Such allocations are intended to be applied in accordance with the “partners’ interests in partnership capital” under Section 613A(c)(7)(D) of the Code; provided that the Partners understand and agree that the General Partner may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles of Section 704(c) of the Code, the Treasury Regulations thereunder and the portions of the Treasury Regulations under Section 704(b) that apply the principles of Section 704(c), using the “remedial method”, as described in Treasury Regulations Section 1.704-3(d).

(c) For purposes of the separate computation of gain or loss by each Partner on a taxable Disposition of Depletable Property, the amount realized from such Disposition shall be allocated (i) first, to the Partners in an amount equal to the Simulated Basis in such Depletable Property and in the same proportion as their shares thereof were allocated and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains; provided, however, that the Partners understand and agree that the General Partner may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles of Section 704(c) of the Code, the Treasury Regulations thereunder and the portions of the Treasury Regulations under Section 704(b) that apply the principles of Section 704(c), using the “remedial method”, as described in Treasury Regulations Section 1.704-3(d). The provisions of this Section 5.04(c) and the other provisions of this Agreement relating to allocations under Section 613A(c)(7)(D) of the Code are intended to comply with Treasury Regulations Section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(d) Each Partner shall, in a manner consistent with this Article V, separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Partnership. Upon the request of the Partnership, each Partner may advise the Partnership of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection. The Partnership may rely on such information and, if it is not provided by the Partner, may make such reasonable assumptions as it shall determine with respect thereto.

(e) Items of Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal income tax purposes and its Book Value using any method permitted under applicable Law with such choice of method to be determined in the discretion of the Partnership; provided that, with respect to any assets contributed or deemed contributed to the Partnership by Whitehawk Minerals LLC on or prior to the Effective Date, the Partnership shall utilize the traditional method with curative allocations limited to gain from the sale of such assets as described in Treasury Regulations Section 1.704-3(c)(3)(iii)(B).

(f) If the Book Value of any Partnership asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value using any method permitted under applicable Law with such choice of method to be determined in the discretion of the Partnership.

(g) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Partnership, a Capital Account reallocation is required under or, with respect to the issuance of Management Contribution Earn Out Units, is necessary in accordance with principles similar to those under, Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x), in each case, as reasonably determined by the General Partner.

(h) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Partners pro rata as determined by the General Partner taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(i) Unless otherwise determined by the General Partner pursuant to this Section 5.04(i), for purposes of determining a Partner’s pro rata share of the Partnership’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Partner’s interest in income and gain shall be in proportion to its Common Unit Percentage Interests; provided that, notwithstanding the foregoing, the General Partner may determine, in its reasonable discretion, an alternative methodology for determining the allocation of “excess nonrecourse liabilities” of the Partnership (within the meaning of Regulations Section 1.752-3(a)(3)) among the Partners for purposes of Treasury Regulations Section 1.752-3(b); provided, however, that in exercising its discretion, the General Partner shall (A) treat each Partner equitably and (B) use commercially reasonable efforts to minimize, to the extent possible, (1) the amount of any gain, including any gain under Section 731(a) of the Code recognized by a Partner due to deemed distributions under Section 752(b) of the Code, and (2) any limitation on the allowance of Partnership losses under Section 704(d) of the Code due to a Partner having insufficient basis in its Units to claim its distributive share of losses of the Partnership, provided that such efforts shall not require the Partnership to incur additional liabilities.

(j) Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal (and applicable state and local) income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, Distributions or other Partnership items pursuant to any provision of this Agreement.

Section 5.05 Withholding; Indemnification and Reimbursement for Payments on Behalf of a Partner. The Partnership and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable Law, and each Partner hereby authorizes the Partnership and its Subsidiaries to withhold or pay on behalf of or with respect to such Partner any amount of U.S. federal, state, or local or non-U.S. taxes that the General Partner determines, in good faith, that the Partnership or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement. In addition, if the Partnership is obligated to pay any other amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Partner (including U.S. federal income taxes, additions to tax, interest and penalties as a result of Partnership obligations pursuant to the Partnership Audit Provisions with respect to items of income, gain, loss deduction or credit allocable or attributable to such Partner, federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Partnership on behalf of any Partner based upon such Partner’s status as an employee of the Partnership), then such tax shall be treated as an amount of taxes withheld or paid with respect to such Partner pursuant to this Section 5.05. For all purposes under this Agreement, any amounts withheld or paid with respect to a Partner pursuant to this Section 5.05 shall be treated as having been distributed to such Partner at the time such withholding or payment is made. Further, to the extent that the cumulative amount of such withholding or payment for any period exceeds the Distributions to which such Partner is entitled for such period, such Partner shall indemnify the Partnership in full for the amount of such excess. The General Partner may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Partnership under this Section 5.05. A Partner’s obligation to indemnify the Partnership under this Section 5.05 shall survive the termination, dissolution, liquidation and winding up of the Partnership, and for purposes of this Section 5.05, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against each Partner under this Section 5.05, including instituting a lawsuit to collect amounts owed under such indemnity with interest accruing from the date such withholding or payment is made by the Partnership at a rate per annum equal to the sum of the Base Rate (but not in excess of the highest rate per annum permitted by Law). Any income from such indemnity (and interest) shall not be allocated to or distributed to the Partner paying such indemnity (and interest). Each Partner hereby agrees to furnish to the Partnership such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Partner is legally entitled.

ARTICLE VI.

MANAGEMENT

Section 6.01 Authority of General Partner.

(a) Except for situations in which the approval of any Limited Partner(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner and (ii) the General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, no Limited Partner has the right or power to participate in the management or affairs of the Partnership, nor does any Limited Partner have the power to sign for or bind the Partnership or deal with third parties on behalf of the Partnership without the consent of the General Partner.

(b) The day-to-day business and operations of the Partnership shall be overseen and implemented by officers of the Partnership (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the General Partner. An Officer may, but need not, be a Partner or an officer of the Corporation. Each Officer shall be appointed by the General Partner and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.06 below), the salaries or other compensation, if any, of the

Officers of the Partnership shall be fixed from time to time by the General Partner. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the General Partner may, from time to time, delegate to them and the carrying out of the Partnership’s business and affairs on a day-to-day basis. An Officer may also perform one or more roles as an officer of the General Partner. Subject to any agreement between the Corporation or the Partnership and an Officer regarding such Officer’s service or employment, the General Partner may remove any such Officer from office at any time, with or without cause. If any vacancy shall occur in any office, for any reason whatsoever, then the General Partner shall have the right to appoint a new Officer to fill the vacancy.

(c) Subject to law applicable to the Corporation and the Partnership, the General Partner shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity.

(d) Notwithstanding any other provision of this Agreement, neither the General Partner nor any Officer authorized by the General Partner shall have the authority, on behalf of the Partnership, either directly or indirectly, without the prior approval of each Partner, to take any action that would result in the failure of the Partnership to be taxable as a partnership for purposes of federal income tax, or take any position inconsistent with treating the Partnership as a partnership for purposes of federal income tax, except as required by Law.

Section 6.02 Actions of the General Partner. The General Partner may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.06.

Section 6.03 Transfer and Withdrawal of General Partner.

(a) Except in connection with a General Partner Change of Control, the General Partner shall not have the right to transfer or assign the General Partner Interest, and the General Partner shall not have the right to withdraw from the Partnership; provided, that, without the consent of any of the Limited Partners, the General Partner may be reconstituted as or converted into a corporation, partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or transfer or assign the General Partner Interest (in whole or in part) to one of its Affiliates that is a wholly owned Subsidiary of the Corporation so long as such other entity or Affiliate shall have assumed in writing the obligations of the General Partner under this Agreement. In the event of an assignment or other transfer of all of the General Partner Interest in accordance with this Section 6.03, such assignee or transferee shall be substituted in the General Partner’s place as general partner of the Partnership in all respects under this Agreement and immediately thereafter the General Partner shall withdraw as a general partner of the Partnership (but shall remain entitled to exculpation and indemnification pursuant to Section 6.07 and Section 7.04 with respect to events occurring on or prior to such date). The Corporation covenants that it shall not, directly or indirectly, sell, transfer, assign or otherwise dispose of any equity interests in the General Partner to any Person other than a wholly owned

Subsidiary of the Corporation, unless such sale, transfer, assignment or disposition is made in connection with a General Partner Change of Control. The Corporation covenants that the General Partner shall at all times be a direct or indirect wholly owned Subsidiary of the Corporation; any breach of this covenant shall constitute a General Partner Change of Control for purposes of this Agreement.

(b) Except as otherwise contemplated by Section 6.03(a), no assignee or transferee shall become the general partner of the Partnership by virtue of such assignee’s or transferee’s receiving all or a portion of any interest in the Partnership from the General Partner or another assignee or transferee from the General Partner without the written consent of all of the Partners to such substitution, which consent may be given or withheld, or made subject to such conditions as each Partner deems appropriate in its sole discretion.

(c) Vacancies in the position of general partner of the Partnership occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Limited Partners (other than the Corporation in its capacity as a Limited Partner) have no right under this Agreement to fill any vacancy in the position of general partner of the Partnership.

(d) The Corporation covenants that it shall not, directly or indirectly, sell, transfer, assign or otherwise dispose of any equity interests in the General Partner to any Person other than a wholly owned Subsidiary of the Corporation, unless such sale, transfer, assignment or disposition is made in connection with a General Partner Change of Control.

(e) The Corporation covenants that the General Partner shall at all times be a direct or indirect wholly owned Subsidiary of the Corporation; any breach of this covenant shall constitute a General Partner Change of Control for purposes of this Agreement.

Section 6.04 Transactions Between Partnership and General Partner. The General Partner may cause the Partnership to contract and deal with the General Partner, or any Affiliate of the General Partner, provided such contracts and dealings are on terms comparable to and competitive with those available to the Partnership from others dealing at arm’s length and are approved by (a) the Partners holding a majority of the Units (excluding Units held by the General Partner and its controlled Affiliates) then outstanding and (b) a majority of the Independent Directors, and, in each case, otherwise are permitted by the Credit Agreement.

Section 6.05 Reimbursement for Expenses. The Limited Partners acknowledge and agree that the General Partner is and will continue to be a wholly owned Subsidiary of the Corporation, whose Class A Common Stock is and will continue to be publicly traded, and therefore the General Partner and the Corporation will have access to the public capital markets and that such status and the services performed by the General Partner and the Corporation, if any, will inure to the benefit of the Partnership and all Limited Partners; therefore, the Partnership shall pay for and reimburse, without duplication, the General Partner and the Corporation amounts with respect to any fees, expenses and costs incurred by the General Partner or the Corporation on behalf of the Partnership, including all fees, expenses and costs of the Corporation being a public company (including without limitation public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses and any excise taxes imposed pursuant to Section 4501 of the Code) and maintaining its corporate existence, it being acknowledged and agreed that such payments and reimbursements shall not be treated as Distributions. In the event that shares of Class A Common Stock are sold to underwriters in the IPO (or in any Qualifying Offering) at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in the IPO (or in such subsequent Qualifying Offering, as applicable) after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) (i) the General Partner shall be deemed to have contributed to the Partnership in exchange for newly issued Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Partnership shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the General Partner or the Corporation on behalf of or for the benefit of the Partnership shall be billed directly to and paid by the Partnership. If and to the extent any advances or reimbursements to the General Partner or the Corporation or any of their respective Affiliates by the Partnership pursuant to this Section 6.05 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Limited Partners’ Capital Accounts.

Section 6.06 Delegation of Authority. The General Partner (a) may, from time to time, delegate to one or more Persons such authority and duties as the General Partner may deem advisable, and (b) may assign titles (including chief executive officer, president, chief financial officer, chief operating officer, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time, in each case subject to the terms of this Agreement. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Partnership shall be fixed from time to time by the General Partner, subject to the other provisions in this Agreement.

Section 6.07 Limitation of Liability of the General Partner.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Partnership, neither the General Partner nor any of the General Partner’s Affiliates shall be liable to the Partnership or to any Partner that is not the General Partner, in such Partner’s capacity as a partner of the Partnership, for any act or omission performed or omitted by the General Partner in its capacity as the general partner of the Partnership pursuant to authority granted to the General Partner by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the General Partner’s bad faith, willful misconduct or violation of Law in which the General Partner acted with knowledge that its conduct was unlawful. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The General Partner shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the General Partner in good faith reliance on such advice shall in no event subject the General Partner to liability to the Partnership or any Partner that is not the General Partner.

(b) Whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Partnership or any Partner that is not the General Partner, the General Partner shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

(c) Whenever in this Agreement or any other agreement contemplated herein, the General Partner is permitted or required to take any action or to make a decision in its “sole discretion” with “complete discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or other Partners.

(d) Whenever in this Agreement the General Partner is permitted or required to take any action or to make a decision in its “reasonable discretion,” “good faith” or under another express standard, the General Partner shall act under such express standard and, to the fullest extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the General Partner acts in good faith, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the General Partner or any of the General Partner’s Affiliates.

Section 6.08 Investment Company Act. The General Partner shall use its best efforts to ensure that the Partnership shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.09 Outside Activities of the Corporation and the General Partner. The Corporation shall not, and shall not cause or permit the General Partner to, directly or indirectly, enter into or conduct any business or operations, other than, as applicable, in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Partnership and its Subsidiaries, (c) the operation of the Corporation as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Partnership, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any sale of Equity Securities of the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Partnership as Capital Contributions and the proceeds of any other financing raised by the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Partnership as loans or otherwise as appropriate and, provided further, that the Corporation may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership and its Subsidiaries so long as the Corporation takes all necessary measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Partnership or its Subsidiaries, through assignment, mortgage loan or otherwise. Nothing contained herein shall be deemed to prohibit the General Partner from executing any guarantee of indebtedness of the Partnership or its Subsidiaries.

Section 6.10 Standard of Care. Except to the extent otherwise expressly set forth in this Agreement, the General Partner shall, in connection with the performance of its duties in its capacity as the General Partner, have the same fiduciary duties to the Partnership and the Partners as would be owed to a Delaware corporation and its stockholders by its directors, and shall be entitled to the benefit of the same presumptions in carrying out such duties as would be afforded to a director of a Delaware corporation (as such duties and presumptions are defined, described and explained under the Laws of the State of Delaware as in effect from time to time). The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace, to the fullest extent permitted by applicable Law, such other duties and liabilities of the General Partner.

ARTICLE VII.

RIGHTS AND OBLIGATIONS OF PARTNERS

Section 7.01 Limitation of Liability and Duties of Partners; Investment Opportunities.

(a) Except as provided in this Agreement or in the Delaware Act, no Partner (including the General Partner) shall be obligated personally for any debt, obligation or liability solely by reason of being a Partner or acting as the General Partner of the Partnership; provided that, in the case of the General Partner, this sentence shall not in any manner limit the liability of any Partner to the Partnership or any other Partner attributable to a breach by the such Partner of any terms of this Agreement. Notwithstanding anything contained herein to the contrary, the failure of the Partnership to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Partners for liabilities of the Partnership.

(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Partner may, under certain circumstances, be required to return amounts previously distributed to such Partner. It is the intent of the Partners that no Distribution to any Partner pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Partner shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Partner receiving any such money or property shall not be required to return any such money or property to the Partnership or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Partner is obligated to make any such payment, such obligation shall be the obligation of such Partner and not of any other Partner.

(c) Notwithstanding any other provision of this Agreement (subject to Section 6.07 and except as set forth in Section 6.10, in each case with respect to the General Partner), to the extent that, at law or in equity, any Partner (or such Partner’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of such Partner or of any Affiliate of such Partner (each Person described in this parenthetical, a “Related Person”)) has duties (including fiduciary duties) to the Partnership, to another Partner (including the General Partner), to any Person who acquires an interest in a Limited Partner Interest or to any other Person bound by this Agreement, but in each case other than any duties (including fiduciary duties) owed the Corporation and its stockholders, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. Such elimination of duties (including fiduciary duties) to the Partnership, each of the Partners (including the General Partner), each other Person who acquires an interest in a Limited Partner Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Partnership, each of the Partners (including the General Partner), each other Person who acquires an interest in a Limited Partner Interest and each other Person bound by this Agreement.

(d) Notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to any Partner (including the General Partner) or to any Related Person of such Partner, and no Partner (or any Related Person of such Partner) that acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership or the Partners will have any duty to communicate or offer such opportunity to the Partnership or the Partners, or to develop any particular investment, and such Person will not be liable to the Partnership or the Partners for breach of any fiduciary or other duty by reason of the fact that such Person pursues or acquires for, or directs such opportunity to, another Person or does not communicate such investment opportunity to the Partners. Notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, neither the Partnership nor any Partner has any rights or obligations by virtue of this Agreement or the relationships created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of any such ventures outside the Partnership, even if competitive with the activities of the Partnership or the Partners, will not be deemed wrongful or improper.

Section 7.02 Lack of Authority. No Partner, other than the General Partner or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Partnership, to do any act that would be binding on the Partnership or to make any expenditure on behalf of the Partnership. The Partners hereby consent to the exercise by the General Partner of the powers conferred on them by Law and this Agreement.

Section 7.03 No Right of Partition. No Partner, other than the General Partner, shall have the right to seek or obtain partition by court decree or operation of Law of any Partnership property, or the right to own or use particular or individual assets of the Partnership.

Section 7.04 Indemnification.

(a) Subject to Section 5.05, the Partnership hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Partnership to provide broader indemnification rights than the Partnership is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Partner or is or was serving as the General Partner, Officer, employee or other agent of the Partnership or is or was serving at the request of the Partnership as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ bad faith, willful misconduct or violation of Law in which such Indemnified Person acted with knowledge that its conduct was unlawful, or for any present or future breaches of any representations, warranties, covenants or obligations by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Partnership. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Partnership.

(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the General Partner or otherwise.

(c) The Partnership shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Partnership would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Partnership shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the General Partner.

(d) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 7.05 Limited Partners’ Right to Act. For matters that require the approval of the Limited Partners, the Limited Partners shall act through meetings and written consents as described in paragraphs (a), (b) and (c) below:

(a) Except as otherwise expressly provided by this Agreement, acts by the Limited Partners holding a majority of the outstanding Units, voting together as a single class, shall be the acts of the Limited Partners. Any Limited Partner entitled to vote at a meeting of Limited Partners may authorize another person or persons to act for it by proxy. An electronic mail, telegram, telex, cablegram or similar transmission by the Limited Partner, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Limited Partner shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Partnership shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) The actions by the Limited Partners permitted hereunder may be taken at a meeting called by the General Partner or by the Limited Partners holding a majority of the Units entitled to vote on such matter on at least 48 hours’ prior written notice to the other Limited Partners entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Limited Partners entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Limited Partners entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Limited Partners entitled to vote or consent may be taken by vote of the Limited Partners entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Limited Partners having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Limited Partners entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Limited Partners entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Limited Partners shall have the same force and effect as if taken by the Limited Partners at a meeting thereof.

Section 7.06 Inspection Rights. The Partnership shall permit each Partner and each of its designated representatives to visit and inspect (i) the books and records of the Partnership, including its partner ledger and a list of its Partners and (ii) the books and records of its Subsidiaries. The Partners have no other inspection rights.

ARTICLE VIII.

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.01 Records and Accounting. The Partnership shall keep, or cause to be kept, appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.03 or pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Limited Partners pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the General Partner, whose determination shall be final and conclusive as to all of the Limited Partners absent manifest clerical error.

Section 8.02 Fiscal Year. The Fiscal Year of the Partnership shall end on December 31 of each year or such other date as may be established by the General Partner; provided that the Partnership shall have the same Fiscal Year for accounting purposes as its Taxable Year for U.S. federal income tax purposes.

ARTICLE IX.

TAX MATTERS

Section 9.01 Preparation of Tax Returns. The General Partner shall arrange, at the Partnership’s expense, for the preparation and timely filing of all tax returns required to be filed by the Partnership. The General Partner shall use commercially reasonable efforts to furnish, within two hundred and forty (240) days of the close of each Taxable Year, to each Partner a completed IRS Schedule K-1 (and any comparable state income tax form) and such other information as is reasonably requested by such Partner relating to the Partnership that is necessary for such Partner to comply with its tax reporting obligations. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Partnership Representative (as applicable), the General Partner shall have the authority to prepare the tax returns of the Partnership using the elections set forth in Section 9.02 and such other permissible methods and elections as it determines in its reasonable discretion.

Section 9.02 Tax Elections. The Partnership shall and the General Partner shall use commercially reasonable efforts to cause each eligible Subsidiary shall make an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) and shall not thereafter revoke (or cause to revoke) such election. In addition, the Partnership shall and the General Partner shall use commercially reasonable efforts to cause each eligible Subsidiary to make the following elections on the appropriate forms or tax returns:

(a) to adopt the calendar year as the Partnership’s Taxable Year, unless otherwise required by Section 706 of the Code;

(b) to adopt the accrual method of accounting for U.S. federal income tax purposes; and

(c) to elect to amortize the organizational expenses of the Partnership as permitted by Code Section 709(b).

Each Partner will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03 Tax Controversies. The General Partner shall cause the Partnership to take all necessary actions required by Law to designate the Corporation as the “tax matters partner” of the Partnership within the meaning of Section 6231 of the Code (as in effect prior to repeal of such section pursuant to the Partnership Audit Provisions) with respect any Taxable Year. The General Partner shall further cause the Partnership to take all necessary actions required by Law to designate the Corporation as the “partnership representative” of the Partnership as provided in Section 6223(a) of the Code with respect to any Taxable Year of the Partnership, and the Corporation is hereby authorized to designate an individual to be the sole individual through which such entity “partnership representative” shall act (in such capacities, including in similar capacities under analogous provisions of state or local Law, collectively, the “Partnership Representative”). The Partnership and the Partners shall cooperate fully with each other and shall use reasonable best efforts to cause the Corporation (or its designated individual, as applicable) to become the Partnership Representative with respect to any taxable period of the Partnership with respect to which the statute of limitations has not yet expired (and causing any tax matters partner, partnership representative or designated individual designated prior to the Effective Date to resign, be revoked or replaced, as applicable), including (as applicable) by filing certifications pursuant to Treasury Regulation Section 301.6231(a)(7)-1(d) and completing IRS Form 8979 or any other form or certificate required pursuant to Treasury Regulation Section 301.6223-1(e)(1). The Partnership Representative shall have the right and obligation to take all actions authorized and required, by the Code and Treasury Regulations (and analogous provisions of state or local law) for the Partnership Representative and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including any resulting administrative and judicial proceedings, and to expend Partnership funds for professional services reasonably incurred in connection therewith. Each Partner agrees to cooperate with the Partnership and the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership or the Partnership Representative with respect to the conduct of such proceedings. Without limiting the generality of the foregoing, with respect to any audit or other proceeding, the Partnership Representative shall be entitled to cause the Partnership (and any of its Subsidiaries) to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other Law), and the Partners shall cooperate to the extent reasonably requested by the Partnership in connection therewith. The Partnership shall reimburse the Partnership Representative for all reasonable out-of-pocket expenses incurred by the Partnership Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Partnership Representative. The provisions of this Section 9.03 shall survive the transfer or termination of any Partner’s interest in any Units of the Partnership, the termination of this Agreement and the termination of the Partnership, and shall remain binding on each Partner for the period of time necessary to resolve all tax matters relating to the Partnership.

ARTICLE X.

RESTRICTIONS ON TRANSFER OF UNITS

Section 10.01 Transfers by Partners. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 or (b) approved in writing by the General Partner. Notwithstanding the foregoing, this Article X shall not apply to any Redemption pursuant to Section 11.01 or exchange pursuant to Section 11.03.

Section 10.02 Permitted TransfersThe restrictions contained in Section 10.01 shall not apply to any Transfer (each, a “Permitted Transfer” and each such transferee, a “Permitted Transferee”) (i) by a Limited Partner to a controlled Affiliate of such Limited Partner, (ii) by a Continuing Equity Owner to the direct holders of equity interests in such Continuing Equity Owner, and if any such holder as of the date hereof is an Affiliate of a Continuing Equity Owner, to the direct holders of equity interests in such Affiliate as of the date hereof, (iii) to an Affiliate of, or a direct holder of equity interests in, any Continuing Equity Owner, (iv) by any individual transferee pursuant to clause (ii) or (iii) of this sentence to any controlled Affiliate of such transferee or any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such transferee or Relatives of such transferee for bona fide estate planning purposes, (v) to an Affiliate of any Continuing Equity Owner, (vi) in the case of an individual Partner, upon death or incapacity to such Partner’s estate, executors, trustees, administrators and personal representatives, and then to such Partner’s legal representatives, heirs, beneficiaries or legatees (whether or not such recipients are a spouse, children, spouses of children, grandchildren, spouses of grandchildren, parents or siblings of such Partner) or (vii) pursuant to a Redemption or Direct Exchange in accordance with Article XI hereof; provided, however, that (A) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units and (B) in the case of the foregoing clauses (i) through (vi) the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement, and the transferor will deliver a written notice to the Partnership and the Partners, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer (other than a Redemption or Direct Exchange) by any Limited Partner (other than the Corporation) of Common Units to a transferee in accordance with this Section 10.02, such Limited Partner (or any subsequent transferee of such Limited Partner) shall be required to also transfer a number of shares of Class B Common Stock corresponding to the number of such Limited Partner’s (or subsequent transferee’s) Common Units that were transferred in the transaction to such transferee; and, in the case of a Redemption or Direct Exchange, a number of shares of Class B Common Stock owned by such Limited Partner corresponding to the number of such Limited Partner’s Common Units that were transferred in such Redemption or Direct Exchange shall automatically and without further action on the part of the Corporation or such Limited Partner be cancelled for no consideration and retired by the Corporation. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [•], 2026, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WHITEHAWK INCOME OPERATING PARTNERSHIP, L.P., AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND WHITEHAWK INCOME OPERATING PARTNERSHIP, L.P. RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY WHITEHAWK INCOME OPERATING PARTNERSHIP, L.P. TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Partnership shall imprint such legend on certificates (if any) evidencing Units.

Section 10.04 Transfer. Prior to Transferring any Units (other than (i) in connection with a Redemption or Direct Exchange in accordance with Article XI or (ii) pursuant to a Change of Control Transaction), the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Partnership and the other holders of Units a Joinder (or other counterpart to this Agreement acceptable to the General Partner) and counterparts of any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) (a) shall be void, and (b) the Partnership shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

Section 10.05 Assignee’s Rights.

(a) The Transfer of a Limited Partner Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Partnership. Profits, Losses and other Partnership items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the General Partner. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Limited Partner pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Limited Partner hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Limited Partner from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Limited Partner contained herein that a Limited Partner would be bound on account of the Assignee’s Limited Partner Interest (including the obligation to make Capital Contributions on account of such Limited Partner Interest).

Section 10.06 Assignor’s Rights and Obligations. Any Limited Partner who shall Transfer any Limited Partner Interest in a manner in accordance with this Agreement shall cease to be a Limited Partner with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Limited Partner with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.07, Section 7.01 and Section 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Limited Partner) is admitted as a Substituted Limited Partner in accordance with the provisions of Article XII (the “Admission Date”), (i) such assigning Limited Partner shall retain all of the duties, liabilities and obligations of a Limited Partner with respect to such Units or other interest, and (ii) the General Partner may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Limited Partner with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Limited Partner who Transfers any Units or other interest in the Partnership from any liability of such Limited Partner to the Partnership with respect to such Limited Partner Interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Partnership or any other Person for any materially false statement made by such Limited Partner (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Limited Partner (in its capacity as such) contained herein or in the other agreements with the Partnership.

Section 10.07 Overriding Provisions.

(a) Any Transfer of any Limited Partner Interest in violation of this Article X shall be null and void ab initio, and the provisions of Section 10.05 and 10.06 shall not apply to any such Transfers. Any Person to whom a Transfer of such Limited Partner Interest is made or attempted in violation of this Article X shall not become a Limited Partner with respect to such Limited Partner Interest, shall not be entitled to vote such Limited Partner Interest on any matters coming before the Limited Partners and shall not have any other rights in or with respect to such Limited Partner Interest. The General Partner shall promptly amend the Schedule of Limited Partners to reflect any Permitted Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Limited Partner Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable U.S. federal or state or non-U.S. Laws;

(ii) subject the Partnership to registration as an investment company under the Investment Company Act;

(iii) in the reasonable determination of the General Partner, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Partnership or the General Partner is a party;

(iv) cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes or, without limiting the generality of the foregoing, cause the Partnership to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code and any applicable Treasury Regulations issued thereunder, or any successor provision of the Code;

(v) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors); or

(vi) result in the Partnership having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

Section 10.08 Lock-Up Restrictions.

(a) Notwithstanding the foregoing, no Continuing Equity Owner shall be permitted to, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Units, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, which includes engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition, any Units held by such Continuing Equity Owner or acquired by such Continuing Equity Owner immediately after the consummation of the Corporation’s initial public offering, or that may be deemed to be beneficially owned by such Continuing Equity Owner (collectively, the “Lock-Up”), for a period of 365 days following the consummation of the Corporation’s initial public offering, or such shorter period as determined by the Corporate Board with respect to all Continuing Equity Owners or any Continuing Equity Owner, and with respect to all or any portion of the Units held by any such Continuing Equity Owner (the “Lock-Up Period”); provided that the Lock-Up Period shall not be less than 180 days without the prior written consent of the managing underwriter of such initial public offering, or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the Continuing Equity Owner has or may have hereafter to require the Corporation to register under the Securities Act the Disposition of any of the Units, or any Class A Common Stock issuable upon the redemption of such Units pursuant to the Redemption Right, subject to the Lock-Up held by the Continuing Equity Owner, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Corporation or the Partnership under the Securities Act during the Lock-Up Period. Each Continuing Equity Owner agrees to execute such agreement as may be reasonably requested by the managing underwriter of the Corporation’s initial public offering that is necessary to give further effect hereto; provided that in the event of any conflict or inconsistency between the terms of such separate agreement and this Section 10.08, the terms of such separate agreement shall control. Following the expiration of the Lock-Up Period, the Continuing Equity Owners may effect a Disposition of all or any portion of their Units, subject to compliance with applicable securities laws, policies of the Corporation and the Partnership, the Amended and Restated Certificate of Incorporation of the Corporation, the Amended and Restated Bylaws of the Corporation, this Agreement, the Certificate and any other requirements imposed by the Corporation, the Partnership or the transfer agent and registrar with respect to the Units.

(b) Notwithstanding Section 10.08(a), the Lock-Up shall not apply to bona fide gifts, sales or other dispositions of any class of the Partnership’s equity interests, in each case, that are made exclusively between and among the Continuing Equity Owner or members of the Continuing Equity Owner’s family, or affiliates of the Continuing Equity Owner, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this Section 10.08(b) that (A) the transferee/donee agrees to be bound by the restrictions set forth in Section 10.08(a) to the same extent as the transferor/donor, (B) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (C) the Continuing Equity Owner notifies the managing underwriter of the Corporation’s initial public offering at least two Business Days prior to the proposed transfer or disposition.

(c) Unless the written approval of the managing underwriter of the Corporation’s initial public offering is obtained with respect to a Disposition after the consummation of such initial public offering until the expiration of the Lock-Up Period, such purported Disposition shall not be effective to transfer record, beneficial, legal or any other ownership of such Units, and the transferee shall not be entitled to any rights as a holder of Units with respect to the Units purported to be purchased, acquired or transferred in the Disposition (including, without limitation, the right to vote or to receive dividends with respect thereto). Each such Unit subject to the Lock-Up shall bear the following legend (or any substantially similar legend):

THE UNITS REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD AS SET FORTH IN THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF WHITEHAWK INCOME OPERATING PARTNERSHIP L.P.

ARTICLE XI.

REDEMPTION AND EXCHANGE RIGHTS

Section 11.01 Redemption Right of a Limited Partner.

(a) After the expiration of the Lock-Up Period, each Limited Partner (other than the Corporation) shall be entitled to cause the Partnership to redeem (a “Redemption”) all or any portion of its Common Units (the “Redemption Right”) on the terms and conditions set forth in this Article XI; provided, however, that (x) such Redemption is for at least the Minimum Redemption Number and (y) a Limited Partner may only exercise a Redemption Right three times per each calendar quarter. A Limited Partner desiring to exercise its Redemption Right (the “Redeemed Partner”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Partnership with a copy to the Corporation (the date of the delivery of such Redemption Notice, the “Redemption Notice Date”). The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeemed Partner intends to have the Partnership redeem. The Redemption shall be completed on the date that is three (3) Business Days following the delivery of the applicable Redemption Notice (the date of such completion, the “Redemption Date”); provided that the Partnership, the Corporation and the Redeemed Partner may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided further that (a) a Redemption Notice may be conditioned on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption; and (b) if the record date for any Distribution for any period would occur prior to any Redemption, then the Redemption Date for such Redemption shall in no event be earlier than the Business Day immediately following such record date. Unless the Corporation has elected to effect a Direct Exchange as provided in Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (1) the Redeemed Partner shall transfer and surrender the Redeemed Units to the Partnership and, if applicable, a corresponding number of shares of Class B Common Stock to the Corporation, in each case free and clear of all liens and encumbrances, (2) the Partnership shall (A) cancel the Redeemed Units, (B) transfer to the Redeemed Partner the consideration to which the Redeemed Partner is entitled under Section 11.01(b), and (C) if the Units are certificated, issue to the Redeemed Partner a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeemed Partner pursuant to clause (1) of this Section 11.01(a) and the Redeemed Units and (3) the Corporation shall cancel any such shares of Class B Common Stock so surrendered.

(b) In exchange for its Redeemed Units, a Redeemed Partner shall be entitled to receive, at the election of the Corporation (such election to be made by a majority of the Independent Directors who are disinterested with respect to such Redemption), (i) the Share Settlement or (ii) the Cash Amount; provided, for the avoidance of doubt, that the Corporation may elect to have the Redeemed Units be redeemed in consideration for a Cash Amount only to the extent that the Corporation has cash available in an amount equal to at least the Redeemed Units Equivalent, which cash was received from a substantially contemporaneous Qualifying Offering or, in the case of a Redemption occurring in connection with the closing of the IPO, the IPO. The Corporation shall provide written notice (the “Settlement Method Notice”) to the Redeemed Partner and the Partnership of the Corporation’s election of the settlement method on or before the date that is two (2) Business Days after the Redemption Notice Date. If the Corporation does not timely deliver a Settlement Method Notice, the Corporation shall be deemed to have elected to pay the Share Settlement. If the Corporation elects (or is deemed to have elected) to settle by delivery of the Share Settlement and the Corporation has not elected to effect a Direct Exchange pursuant to Section 11.03, the Corporation shall contribute to the Partnership the Share Settlement and the Partnership shall deliver such Share Settlement to the Redeemed Partner. Notwithstanding anything to the contrary in this Agreement, neither the

Corporation (acting through the majority of the Independent Directors who are disinterested with respect to such Redemption) nor the Partnership shall effectuate a Cash Amount unless the Corporation has authorized and consummated a Qualifying Offering by no later than the Redemption Date for the purpose of satisfying such Cash Amount . If for any reason the Corporation is unable to complete such Qualifying Offering by the Redemption Date, then the applicable Redeemed Units shall instead be redeemed by Share Settlement, notwithstanding that the Corporation may have initially elected a Cash Amount of such Redeemed Units.

(c) In the event the Corporation elects the Cash Amount in connection with a Redemption, the Redeemed Partner may retract its Redemption Notice with respect to such Redemption by giving written notice (the “Retraction Notice”) to the Partnership (with a copy to the Corporation) within two (2) Business Days of delivery of the Settlement Method Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeemed Partner’s, the Partnership’s and the Corporation’s rights and obligations under this Section 11.01 arising from the related Redemption Notice

(d) In the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeemed Partner shall be entitled, at any time prior to the consummation of a Redemption, to revoke its Redemption Notice or delay the Redemption Date if any of the following conditions exists:

(i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeemed Partner at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;

(ii) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption;

(iii) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeemed Partner to have the resale of its Class A Common Stock registered at or immediately following the consummation of the Redemption;

(iv) the Corporation shall have disclosed to such Redeemed Partner any material nonpublic information concerning the Corporation, the receipt of which results in such Redeemed Partner being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure);

(v) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeemed Partner at or immediately following the Redemption shall have been issued by the SEC;

(vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;

(vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;

(viii) the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeemed Partner to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement;

(ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; or

(x) the Corporation has elected to settle the Redemption by paying the Cash Amount; provided further, that in no event shall the Redeemed Partner seeking to delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of the Corporation) in order to provide such Redeemed Partner with a basis for such delay or revocation. If a Redeemed Partner delays the consummation of a Redemption pursuant to this Section 11.01(d), the Redemption Date shall occur on the third (3rd) Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Corporation, the Partnership and such Redeemed Partner may agree in writing).

(e) The amount of the Share Settlement (together with any Corresponding Rights) or the Cash Amount, as applicable, that a Redeemed Partner is entitled to receive under Section 11.01(b) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends or other distributions previously paid with respect to Class A Common Stock; provided, however, that if a Redeemed Partner causes the Partnership to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeemed Partner shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeemed Partner transferred and surrendered the Redeemed Units to the Partnership prior to such date; provided, further, that a Redeemed Partner shall be entitled to receive any and all Tax Distributions that such Redeemed Partner otherwise would have been entitled to pursuant to Section 4.01(b) in respect of income allocated to such Partner for the portion of any Fiscal Year preceding the Redemption Date irrespective of whether such Tax Distribution(s) are declared or made after the Redemption Date.

(f) If a Reclassification Event occurs, the General Partner or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 16.03, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the rights of holders of Common Units (other than the Corporation) set forth in this Section 11.01 provide that each

Common Unit is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Class A Common Stock becomes exchangeable for or converted into as a result of the Reclassification Event (taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the record date or effective time for such Reclassification Event) and (ii) the Corporation or the successor to the Corporation, as applicable, is obligated to deliver such property, securities or cash upon such redemption. The Corporation shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of the Corporation (in whatever capacity) under this Agreement.

(g) In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeemed Partner shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeemed Partner would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

(h) In connection with a General Partner Change of Control, the Corporation shall have the right to require each Limited Partner (other than the Corporation) to effect a Redemption of some or all of such Limited Partner’s Common Units and, if applicable, a corresponding number of shares of Class B Common Stock. Any Redemption pursuant to this Section 11.01(h) shall be effective immediately prior to the consummation of the General Partner Change of Control (and shall not be effective if such General Partner Change of Control is not consummated) (the “Change of Control Redemption Date”). From and after the Change of Control Redemption Date, (i) the Common Units and any shares of Class B Common Stock subject to such Redemption shall be deemed to be transferred to the Corporation on the Change of Control Redemption Date and (ii) such Limited Partner shall cease to have any rights with respect to the Common Units and any shares of Class B Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock pursuant to such Redemption). The Corporation shall provide written notice of an expected General Partner Change of Control to all Partners within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such General Partner Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated General Partner Change of Control is to be effected, indicating in such notice such information as may reasonably describe the General Partner Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the General Partner Change of Control, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such General Partner Change of Control, and the number of Common Units and any shares of Class B Common Stock held by such Limited Partner that the Corporation intends to require to be subject to such Redemption. Following delivery of such notice and on or prior to the Change of Control Redemption Date, the Limited Partners shall take all actions reasonably requested by the Corporation to effect such Redemption, including taking any action and delivering any document required pursuant to Section 11.01(a) to effect a Redemption; provided that (A) no Limited Partner shall be required to make any representations or warranties in connection with such Redemption other than representations and warranties as to (1) such Limited Partner’s ownership of its Common Units and any corresponding shares of Class B Common Stock to be redeemed free and clear of liens, (2) such Limited Partner’s power and authority to effect such Redemption, and (3) such matters pertaining to compliance with securities laws as the Corporation may reasonably require; and (B) any indemnification or other obligations assumed or incurred in connection with a Redemption shall be several and not joint and shall be allocated among all Limited Partners participating in such Redemption (collectively, the “Redeeming Persons”) in the same proportion as the consideration payable to each such Redeeming Person in each case other than with respect to representations made individually by the indemnifying Limited Partner (e.g., representations as to title or authority of such Limited Partner).

Section 11.02 Contribution of the Corporation. Subject to Section 11.03, in connection with the exercise of a Redeemed Partner’s Redemption Rights under Section 11.01(a), if the Corporation has elected (or is deemed to have elected) to deliver the Share Settlement, the Corporation shall contribute to the Partnership the Share Settlement. Unless the Corporation has elected to effect a Direct Exchange as provided in Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make its Capital Contribution to the Partnership (in the form of the Share Settlement) required under this Section 11.02, and (ii) the Partnership shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeemed Partner. If the Corporation has elected to pay the Cash Amount, the Corporation shall pay (or cause to be paid) the Cash Amount directly to the Redeemed Partner on the Redemption Date in exchange for the Redeemed Units and the Partnership shall not issue any additional Common Units to the Corporation in connection therewith.

Section 11.03 Exchange Right of the Corporation.

(a) Notwithstanding anything to the contrary in this Article XI, the Corporation may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Amount, as applicable, at the Corporation’s option, through a direct exchange of such Redeemed Units and the Share Settlement or Cash Amount, as applicable, between the Redeemed Partner and the Corporation (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b) The Corporation may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Partnership and the Redeemed Partner setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice.

Section 11.04 Reservation of Shares of Class A Common Stock; Listing; Certificate of the Corporation. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Redemption or Direct Exchange (each such transaction, for purposes of this Section 11.04, an “Exchange”), such number of shares of Class A Common Stock as shall be issuable upon any such Exchange pursuant to Share Settlements; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by (i) delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Corporation) or (ii) payment of the Cash Amount. The Corporation shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Exchange to the extent a registration statement is effective and available for such shares. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and nonassessable.

Section 11.05 Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Partners and the Redeemed Partner (to the extent of such Redeemed Partner’s remaining interest in the Partnership). No Redemption or Direct Exchange shall relieve such Redeemed Partner of any prior breach of this Agreement.

Section 11.06 Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between the Corporation and the Redeemed Partner for U.S. federal (and applicable state and local) income tax purposes. The issuance of shares of Class A Common Stock or other securities upon a Redemption or Direct Exchange shall be made without charge to the Redeemed Partner for any stamp or other similar tax in respect of such issuance.

Section 11.07 Series B Preferred Units.

(a) Distributions and Liquidation Rights. The Corporation, as the holder of the Series B Preferred Units, shall be entitled to receive Distributions in respect of the Series B Preferred Units in the manner set forth in Section 4.01(b)(i)(A) and Section 4.01(c), and liquidating distributions in respect of the Series B Preferred Units in the manner set forth in Section 14.02(d)(ii).

(b) Voting. Except as required by applicable Law, the Series B Preferred Units shall have no voting rights and shall not be entitled to vote on any matter requiring approval of the Partners hereunder; provided, that the Partnership shall not amend, modify or waive any provision of this Agreement setting forth the terms of the Series B Preferred Units without the consent of the Corporation as the holder of the Series B Preferred Units.

(c) No Conversion or Exchange. Notwithstanding anything to the contrary in Article XI, the Series B Preferred Units shall not be convertible into, or exchangeable or redeemable for, Common Units, Class A Common Stock or any other Equity Securities of the Partnership or the Corporation, and the Redemption Right and Direct Exchange provisions of Article XI shall not apply to the Series B Preferred Units.

(d) Conversion upon IPO- or Qualifying Offering-Funded Redemption. Notwithstanding clause (c) above, Section 3.05(c) or any other provision of this Agreement to the contrary, to the extent the Corporation redeems, repurchases or otherwise acquires any shares of Series B Preferred Stock and pays the cash consideration therefor with proceeds received by the Corporation from the IPO or any Qualifying Offering, then, in lieu of the Partnership redeeming, repurchasing or acquiring a corresponding number of Series B Preferred Units from the Corporation pursuant to Section 3.05(c), a corresponding number of Series B Preferred Units held by the Corporation shall automatically convert into Common Units, in each case, in such number and at such ratio as is necessary to preserve the One-to-One Ratios. The General Partner shall make such adjustments to the books and records of the Partnership and to Exhibit A as are necessary to reflect such contribution and conversion.

Section 11.08 Series D Preferred Units.

(a) Distributions and Liquidation Rights. The Corporation, as the holder of the Series D Preferred Units, shall be entitled to receive Distributions in respect of the Series D Preferred Units in the manner set forth in Section 4.01(b)(i)(C) and Section 4.01(d), and liquidating distributions in respect of the Series D Preferred Units in the manner set forth in Section 14.02(d)(i).

(b) Voting. Except as required by applicable Law and except for the protective consent rights of the holders of Series D Preferred Stock under the Corporate Charter (which shall apply on a pass-through basis to the holder of the Series D Preferred Units), the Series D Preferred Units shall have no voting rights and shall not be entitled to vote on any matter requiring approval of the Partners hereunder; provided, that the Partnership shall not amend, modify or waive any provision of this Agreement setting forth the terms of the Series D Preferred Units without the consent of the Corporation as the holder of the Series D Preferred Units.

(c) No Conversion or Exchange. Notwithstanding anything to the contrary in Article XI, the Series D Preferred Units shall not be convertible into, or exchangeable or redeemable for, Common Units, Class A Common Stock or any other Equity Securities of the Partnership or the Corporation, and the Redemption Right and Direct Exchange provisions of Article XI shall not apply to the Series D Preferred Units.

(D) Conversion upon IPO- or Qualifying Offering-Funded Redemption. Notwithstanding clause (c) above, Section 3.05(d) or any other provision of this Agreement to the contrary, to the extent the Corporation redeems, repurchases or otherwise acquires any shares of Series D Preferred Stock and pays the cash consideration therefor with proceeds received by the Corporation from the IPO or any Qualifying Offering, then, in lieu of the Partnership redeeming, repurchasing or acquiring a corresponding number of Series D Preferred Units from the Corporation pursuant to Section 3.05(d), a corresponding number of Series D Preferred Units held by the Corporation shall automatically convert into Common Units, in each case, in such number and at such ratio as is necessary to preserve the One-to-One Ratios. The General Partner shall make such adjustments to the books and records of the Partnership and to Exhibit A as are necessary to reflect such contribution and conversion.

ARTICLE XII.

ADMISSION OF LIMITED PARTNERS

Section 12.01 Substituted Limited Partners. Subject to the provisions of Article X, in connection with the Permitted Transfer of a Limited Partner Interest hereunder, the transferee shall become a substituted Limited Partner (“Substituted Limited Partner”) on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Partnership.

Section 12.02 Additional Limited Partners. Subject to the provisions of Article III and Article X, any Person may be admitted to the Partnership as an additional Limited Partner (any such Person, an “Additional Limited Partner”) only upon furnishing to the General Partner (a) a Joinder (or other counterpart to this Agreement acceptable to the General Partner) and counterparts of any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Limited Partner (including entering into such documents as the General Partner may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the General Partner determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.

ARTICLE XIII.

WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01 Withdrawal and Resignation of Limited Partners. No Limited Partner shall have the power or right to withdraw or otherwise resign as a Limited Partner from the Partnership prior to the dissolution and winding up of the Partnership pursuant to Article XIV. Any Limited Partner, however, that attempts to withdraw or otherwise resign as a Limited Partner from the Partnership without the prior written consent of the General Partner upon or following the dissolution and winding up of the Partnership pursuant to Article XIV, but prior to such Limited Partner receiving the full amount of Distributions from the Partnership to which such Limited Partner is entitled pursuant to Article XIV, shall be liable to the Partnership for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Partner. Upon a Transfer of all of a Limited Partner’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Limited Partner shall cease to be a Partner.

ARTICLE XIV.

DISSOLUTION AND LIQUIDATION

Section 14.01 Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners or the attempted withdrawal or resignation of a Partner. The Partnership shall dissolve, and its affairs shall be wound up, upon:

(a) the unanimous decision of the General Partner together with all the Limited Partners holding a majority of the outstanding Units to dissolve the Partnership;

(b) a Change of Control Transaction that is not approved by the Majority Partners;

(c) a dissolution of the Partnership under Section 17-801(4) of the Delaware Act; or

(d) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Delaware Act.

Except as otherwise set forth in this Article XIV, the Partnership is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Partnership and the Partnership shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02 Liquidation and Termination. On dissolution of the Partnership, the General Partner shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Partnership expense. Until final distribution, the liquidators shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The steps to be accomplished by the liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidators shall cause notice of liquidation to be mailed to each known creditor of and claimant against the Partnership;

(c) the liquidators shall pay, satisfy or discharge from Partnership funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Partnership; and

(d) all remaining assets of the Partnership shall be distributed: (i) first, to the Corporation, in respect of the Series D Preferred Units, in an amount equal to the aggregate Series D Liquidation Preference for all then outstanding Series D Preferred Units; (ii) second, to the Corporation, in respect of the Series B Preferred Units, in an amount equal to the aggregate Series B Liquidation Preference for all then outstanding Series B Preferred Units; and (iii) thereafter, to the Partners in respect of their Common Units in accordance with Article IV, in each case by the end of the Taxable Year during which the liquidation of the Partnership occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Partners in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Partners of their Capital Contributions, a complete distribution to the Partners of their interest in the Partnership and all the Partnership’s property and constitutes a compromise to which all Partners have consented within the meaning of the Delaware Act. To the extent that a Partner returns funds to the Partnership, it has no claim against any other Partner for those funds. In no event shall a Limited Partner be entitled to exercise any Redemption Rights, and no Redemptions shall be effected, on or after the earlier of the record date for and the effective date of the distribution of cash and/or property to the Partners in accordance with the provisions of this Section 14.02 and Section 14.03.

Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the liquidators determine that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Partners, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities (other than loans to the Partnership by Partners) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Partners, in lieu of cash, either (a) all or any portion of such remaining Partnership assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of such Partnership assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Partnership assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

Section 14.04 Cancellation of Certificate. On completion of the distribution of Partnership assets as provided herein, the Partnership is terminated (and the Partnership shall not be terminated prior to such time), and the General Partner (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Partnership. The Partnership shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Partners (it being understood that any such return shall be made solely from Partnership assets).

ARTICLE XV.

VALUATION

Section 15.01 Determination“Fair Market Value” of a specific Partnership asset will mean the amount which the Partnership would receive in an all-cash sale of such asset in an arm’s-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the General Partner (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

Section 15.02 Dispute Resolution. If any Limited Partner or Limited Partners dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the General Partner and such Limited Partner(s) are unable to agree on the determination of the Fair Market Value of any asset of the Partnership, the General Partner and such Limited Partner(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Partnership in the Partnership’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Partnership (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Partnership (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the General Partner and such Limited Partner(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two, and the Fair Market Value shall be the average of the Fair Market Values determined by all three Appraisers, unless the General Partner and such Limited Partner(s) otherwise agree on a Fair Market Value. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the General Partner and such Limited Partner(s) do not otherwise agree on a Fair Market Value, the General Partner shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Partnership.

ARTICLE XVI.

GENERAL PROVISIONS

Section 16.01 Power of Attorney.

(a) Each Limited Partner who is an individual hereby constitutes and appoints the General Partner (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article XII or Article XIII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the General Partner, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the General Partner, to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Limited Partner who is an individual and the transfer of all or any portion of his, her or its Limited Partner Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives.

Section 16.02 Confidentiality. Each of the Partners agrees to hold the Partnership’s Confidential Information in confidence and may not use such information except in furtherance of the business of the Partnership or as otherwise authorized separately in writing by the General Partner. “Confidential Information” as used herein includes, but is not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Partnership’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Partnership plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Partnership’s business, in each case obtained by a

Partner from the Partnership or any of its Affiliates or representatives. With respect to any Partner, Confidential Information does not include information or material that: (a) is rightfully in the possession of such Partner at the time of disclosure by the Partnership; (b) before or after it has been disclosed to such Partner by the Partnership, becomes part of public knowledge, not as a result of any action or inaction of such Partner in violation of this Agreement; (c) is approved for release by written authorization of the Chief Executive Officer of the Partnership or of the Corporation; (d) is disclosed to such Partner or its representatives by a third party not, to the knowledge of such Partner, in violation of any obligation of confidentiality owed to the Partnership with respect to such information; or (e) is or becomes independently developed by such Partner or its representatives without use of or reference to the Confidential Information.

Section 16.03 Amendments. This Agreement may be amended or modified solely by the General Partner. Notwithstanding the foregoing, no amendment or modification (a) to this Section 16.03 may be made without the prior written consent of each of the Partners, (b) that modifies the limited liability of any Partner, or increases the liabilities or obligations of any Partner, in each case, may be made without the consent of each such affected Partner, (c) that materially alters or changes any rights, preferences or privileges of any Limited Partner Interests in a manner that is different or prejudicial relative to any other Limited Partner Interests, may be made without the approval of a majority in interest of the Partners holding the Limited Partner Interests affected in such a different or prejudicial manner (excluding any such Limited Partner Interests held by the General Partner or any Affiliates controlled by the General Partner), (d) that materially alters or changes any rights, preferences or privileges of a holder of any class of Limited Partner Interests in a manner that is different or prejudicial relative to any other holder of the same class of Limited Partner Interests, may be made without the approval of the holder of Limited Partner Interests affected in such a different or prejudicial manner, (e) that materially and adversely alters or changes any rights, preferences or privileges of a holder of the General Partner or the Corporation, may be made without the approval of a majority of the Independent Directors, and (f) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; provided, that the General Partner, acting alone, may amend this Agreement to reflect the issuance of additional Units or Equity Securities in accordance with Section 3.04.

Section 16.04 Title to Partnership Assets. Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. The Partnership shall hold title to all of its property in the name of the Partnership and not in the name of any Partner. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held. The Partnership’s credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for, or in payment of, any individual obligation of any Partner.

Section 16.05 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Partnership at the address set forth below and to any other recipient and to any Partner at such address as indicated by the Partnership’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by telecopier (provided confirmation of transmission is received), three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service. The Partnership’s address is:

WhiteHawk Income Operating Partnership L.P.

c/o WhiteHawk Minerals Corp.

2000 Market Street, Suite 910

Philadelphia, PA 19103

Attention: [•]

Facsimile: [•]

Section 16.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or any of its Affiliates, and no creditor who makes a loan to the Partnership or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Partnership in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Partnership Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 16.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 16.09 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 16.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

Section 16.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 16.12 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 16.13 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 16.14 Right of Offset. Whenever the Partnership is to pay any sum (other than pursuant to Article IV) to any Partner, any amounts that such Partner owes to the Partnership which are not the subject of a good faith dispute may be deducted from that sum before payment. The distribution of Units to the Corporation shall not be subject to this Section 16.14.

Section 16.15 Effectiveness. This Agreement shall be effective immediately upon the contribution to the Partnership of 100% of the outstanding equity interests in ManagementCo on the Contribution Date (the “Effective Time”). The Initial Limited Partnership Agreement shall govern the rights and obligations of the Partnership and the other parties to this Agreement in their capacity as Partners prior to the Effective Time.

Section 16.16 Entire Agreement. This Agreement and those documents expressly referred to herein (including the Registration Rights Agreement and the Contribution Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Initial Limited Partnership Agreement is superseded by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.

Section 16.17 Remedies. Each Partner shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 16.18 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

WHITEHAWK INCOME OP GP LLC

By:
Name:	[•]
Title:	[•]

[Signature Page to Amended and Restated Agreement of Limited Partnership]

MANAGEMENT CONTRIBUTOR AND CONTINUING EQUITY OWNER:

WHITEHAWK MINERALS LLC

By:
Name:	[•]
Title:	[•]

LIMITED PARTNERS:

WHITEHAWK MINERALS CORP.

By:
Name:	[•]
Title:	[•]

[Signature Page to Amended and Restated Agreement of Limited Partnership

EXHIBIT A*

SCHEDULE OF LIMITED PARTNERS

TABLE I: CONTINUING EQUITY OWNER(S)

Partner	Common Units		Percentage Interest		Closing Capital Account Balance**	Additional Cash Capital Contributions	Additional Non-Cash Capital Contributions	Capital Accounts
WhiteHawk Minerals LLC	[	•]	[	•]

TABLE II: HOLDERS OF COMMON UNITS***

Partner	Common Units		Percentage Interest		Closing Capital Account Balance**	Additional Cash Capital Contributions	Additional Non-Cash Capital Contributions	Capital Accounts
WhiteHawk Minerals Corp.	[	•]	[	•]
[•]	[	•]	[	•]
[•]	[	•]	[	•]
[•]	[	•]	[	•]

TABLE III: HOLDERS OF SERIES B PREFERRED UNITS***

Partner	Series B Preferred Units		Percentage Interest		Closing Capital Account Balance**	Additional Cash Capital Contributions	Additional Non-Cash Capital Contributions	Capital Accounts
WhiteHawk Minerals Corp.	[	•]	[	•]

TABLE IV: HOLDERS OF SERIES D PREFERRED UNITS***

Partner	Series D Preferred Units		Percentage Interest		Closing Capital Account Balance**	Additional Cash Capital Contributions	Additional Non-Cash Capital Contributions	Capital Accounts
WhiteHawk Minerals Corp.	[	•]	[	•]

*

This Schedule of Limited Partners shall be updated from time to time to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Common Units, or to reflect any additional issuances of Common Units pursuant to this Agreement.

**	Closing Capital Account Balances to be determined at a later date as necessary.
***	Holders in Table II, Table III and Table IV are not considered Continuing Equity Owners by virtue of their holdings listed in Table II, Table III and Table IV.

EXHIBIT B

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [ ], 20[ ] (this “Joinder”), is delivered pursuant to that certain Amended and Restated Agreement of Limited Partnership of WhiteHawk Income Operating Partnership, L.P. (the “Partnership”), dated as of [•], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Partnership Agreement.

1.

Joinder to the Partnership Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the General Partner, the undersigned hereby is and hereafter will be a Limited Partner under the Partnership Agreement and a party thereto, with all the rights, privileges and responsibilities of a Limited Partner thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Partnership Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the Partnership Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the Partnership Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW PARTNER]

By:
Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

WHITEHAWK INCOME OP GP LLC

By:
Name:
Title:

EXHIBIT C

POLICY REGARDING CERTAIN EQUITY ISSUANCES

WHITEHAWK MINERALS CORP.

2026 EQUITY INCENTIVE PLAN

All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Whitehawk 2026 Equity Incentive Plan (as amended and restated, the “Plan”).

Pursuant to Sections 4(b) and 15(aa) of the Plan, this Policy Regarding Certain Equity Issuances (this “Policy”), effective as of [ • ], 2026, is established to provide for the method by which shares of Common Stock or other securities and/or payment therefor may be exchanged or contributed between WhiteHawk Minerals Corp. (the “Corporation”) and WhiteHawk Income Operating Partnership, L.P. (the “Operating Company”), or any of their respective Subsidiaries, or may be returned to the Corporation upon any forfeiture of such shares of Common Stock or other securities by the Participant, for the purpose of (i) ensuring that the relationship between the Corporation, the Operating Company and their respective Subsidiaries remains at arm’s-length, and (ii) maintaining economic parity between one share of Class A Common Stock and one Common Unit (as defined in the Operating Agreement) by preserving the one-to-one ratio between (x) the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock and (y) the number of Common Units held by the Corporation.

In the event of any conflict between the Amended and Restated Agreement of Limited Partnership of WhiteHawk Income Operating Partnership, L.P., dated as of [ • ], 2026 (the “Operating Agreement”) or the Plan and this Policy, the Operating Agreement or the Plan, as applicable, will control. In the event of any conflict between the Operating Agreement and the Plan, unless explicitly stated otherwise, the Operating Agreement will control. This Policy may be modified, supplemented or terminated at any time and from time to time in the Corporation’s discretion.

For purposes of this Policy, where this Policy refers to an Eligible Person who is an Operating Company Service Provider (as defined below) or is an employee or service provider to a Subsidiary of the Operating Company, all such references shall be deemed to include a former employee of or service provider to the Operating Company or any of its Subsidiaries, as applicable, who at the time of grant of the relevant award was then an employee or service provider of such entity.

1.	Restricted Stock Awards

a.

Transfers of Restricted Stock to Corporation Employees, Corporation Consultants or Corporation Directors. The following shall apply to Restricted Stock granted under the Plan to Employees and Consultants of the Corporation and Directors (collectively, “Corporation Service Providers”) in consideration for services performed by such Corporation Service Providers for the Corporation (but not for the Operating Company or its Subsidiaries):

i.	Issuance of Restricted Stock.

A.	The Corporation shall issue such number of shares of Restricted Stock as are to be issued to the Corporation Service Provider in accordance with the terms of the Plan.

B.

Concurrently with or prior to such issuance, a Corporation Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.

C.

Prior to the Vesting Date (as defined below), the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Corporation Service Provider (less any applicable withholding and other payroll taxes) as the terms of the Restricted Stock Award Agreement provide for. The Corporation and the Operating Company shall treat such payments as having been made by the Corporation, and the Corporation shall report such payments as compensation to the Corporation Service Provider for all purposes. Prior to the Vesting Date (as defined below), the Operating Company shall pay to, or with respect to, the Corporation the amount of any such payments that the Corporation is required to pay to or with respect to the Corporation Service Provider as a reimbursement of Corporation expenses pursuant to Section 6.05 of the Operating Agreement.

ii.

Vesting of Restricted Stock. On the date when the value of any share of Restricted Stock is includible in the taxable income (with respect to each such share, the “Vesting Date”) of the Corporation Service Provider, the following events shall occur or be deemed to have occurred:

A.

If required by Section 6.05 of the Operating Agreement, the Operating Company shall be deemed to or actually reimburse the Corporation for the compensation expense equal to, or with respect to, the amount includible in the taxable income of the Corporation Service Provider.

B.

The Operating Company shall issue to the Corporation on the Vesting Date a number of Common Units (as defined in the Operating Agreement) equal to the number of such shares of Restricted Stock (or portion thereof) that are includible in the taxable income of the Corporation Service Provider as of the applicable Vesting Date and any Restricted Stock (or portion thereof) purchased by the Corporation Service Provider in consideration for a deemed or actual Capital Contribution (as defined in the Operating Agreement) from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value (as defined in the Operating Agreement).

b.

Transfers of Restricted Stock to Employees and other Service Providers of the Operating Company. The following shall apply to Restricted Stock granted under the Plan to Employees and other service providers of the Operating Company or its Subsidiaries (each, “Operating Company Service Providers”) in consideration for services performed by such Operating Company Service Providers for the Operating Company or its Subsidiaries:

i.	Issuance of Restricted Stock.

A.	The Corporation shall issue such number of shares of Restricted Stock as are to be issued to the Operating Company Service Provider in accordance with the terms of the Plan.

B.

Concurrently with or prior to such issuance, an Operating Company Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.

C.

The Corporation shall transfer any such purchase price to the Operating Company (and, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, the Operating Company shall transfer such purchase price to such Subsidiary of the Operating Company). For tax purposes, any such purchase price shall be treated as paid by the Operating Company Service Provider to the Operating Company (or an applicable Subsidiary) as the employer of the Employee or the recipient of the Consultant’s services (i.e., not a capital contribution).

D.

Prior to the Vesting Date, the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Operating Company Service Provider (less any applicable withholding and other payroll taxes) as provided by the terms of the Restricted Stock Award Agreement, provided that the Operating Company (or, if the Operating Company Service Provider is an Employee or other service providers of a Subsidiary of the Operating Company, the Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts, handle any applicable withholding and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s distributions to the Corporation with respect to the Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such dividend or other payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to the Operating Company Service Provider for all purposes.

ii.	Vesting of Restricted Stock. On the Vesting Date of any shares of Restricted Stock of the Operating Company Service Provider, the following events shall occur or be deemed to have occurred:

A.

The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, such shares of

Restricted Stock (or portion thereof) that are includible in the taxable income of the Operating Company Service Provider on such Vesting Date (the “Operating Company Purchased Restricted Stock”), which shall not include any Restricted Stock (or portion thereof) purchased by the Operating Company Service Provider. The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Restricted Stock shall be an amount equal to the product of (x) the number of shares of Operating Company Purchased Restricted Stock and (y) the Fair Market Value of a share of Common Stock on the Vesting Date.

B.

The Operating Company (or any Subsidiary of the Operating Company) shall be deemed to transfer Operating Company Purchased Restricted Stock to the Participant at no additional cost, as additional compensation.

C.

The Operating Company shall issue to the Corporation on the Vesting Date a number of Common Units equal to (i) the number of shares of Operating Company Purchased Restricted Stock in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value and (ii) the number of shares of Restricted Stock (or portion thereof) purchased by the Operating Company Service Provider in consideration for the Capital Contribution from the Corporation of any purchase price paid by the Operating Company Service Provider for the applicable Restricted Stock (or portion thereof) to the Corporation. In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, then the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

2.	Restricted Stock Unit, or Other Equity-Based Awards. The following shall apply to all Restricted Stock Units and Other Stock granted under the Plan and settled in shares of Common Stock:

a.

Transfers of Common Stock to Corporation Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to the Corporation Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit or Other Equity-Based Awards to a Corporation Service Provider in accordance with [Sections 9 or 10] of the Plan. As soon as reasonably practicable after such Award is settled, with respect to each such settlement:

i.

If required by Section 6.05 of the Operating Agreement, the Operating Company shall be deemed to or actually reimburse the Corporation for the compensation expense equal to, or with respect to, the amount includible in the taxable income of the Corporation Service Provider with respect to such Award.

ii.

The Operating Company shall issue to the Corporation on the date of settlement a number of Common Units equal to the number of shares of Common Stock issued in settlement of the Restricted Stock Unit or Other Equity-Based Awards in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value.

b.

Transfer of Common Stock to Operating Company Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to an Operating Company Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit or Other Equity-Based Awards to an Operating Company Service Provider in accordance with [Sections 9 and 10] of the Plan. As soon as reasonably practicable after such Award is settled, with respect to each such settlement:

i.

The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased RSU/Other Award Shares”) equal to the number issued in settlement of the Restricted Stock Units or Other Equity-Based Awards. The deemed price paid by the Operating Company (or Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased RSU/Other Award Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased RSU/Other Award Shares and (y) the Fair Market Value of a share of Common Stock at the time of settlement.

ii.	The Operating Company (or Subsidiary of the Operating Company) shall be deemed to transfer such shares of Common Stock to the Participant at no additional cost, as additional compensation.

iii.

The Operating Company shall issue to the Corporation on the date of settlement a number of Common Units equal to the number of Operating Company Purchased RSU/Other Award Shares in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value. In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

c.

Other Full-Value Awards. To the extent the Corporation grants full-value Awards (other than Restricted Stock, Restricted Stock Units and Other Equity-Based Awards), the provisions of this Section 2 shall apply mutatis mutandis with respect to such full-value Awards, to the extent applicable (as determined by the Administrator).

3.	Stock Options. The following shall apply to Options granted under the Plan:

a.

Transfer of Common Stock to Corporation Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to Section 7(d) of the Plan, of payment for the shares of Common Stock with respect to which an Option (which in the case of a Corporation Service Provider was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Corporation Service Provider:

i.

The Corporation shall transfer to the holder of such Option the number of shares of Common Stock equal to the number of shares of Common Stock subject to the Option (or portion thereof) that is exercised subject to the terms of the Plan.

ii.

The Corporation, shall, as soon as practicable after such exercise, make a Capital Contribution to the Operating Company in an amount equal to the exercise price paid to the Corporation by such Participant in connection with the exercise of the Option. If required by Section 6.05 of the Operating Agreement, the Operating Company shall reimburse the Corporation for the compensation expense equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option, less the exercise price paid to the Corporation by such Participant in connection with the exercise of the Option. Notwithstanding the amount of the Capital Contribution actually made pursuant to this Section 3(a)(ii), the Corporation shall be deemed to have contributed in the aggregate to the Operating Company as a Capital Contribution, inclusive of any Capital Contribution actually made, an amount equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option.

iii.

The Operating Company shall issue to the Corporation, on the date of the issuance of any Common Stock described in Section 3(a)(i) hereof, a number of Common Units equal to the number of issued shares of Common Stock pursuant to Section 3(a)(i) hereof, in consideration for the Capital Contributions described in Section 3(a)(ii) hereof.

b.

Transfer of Common Stock to Operating Company Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to Section 7(d) of the Plan, of payment for the shares of Common Stock with respect to which an Option (which was issued to and is held by an Operating Company Service Provider in such capacity), or portion thereof, is exercised by a Participant who is an Operating Company Service Provider:

i.

The Corporation shall transfer to the Participant the total number of shares of Common Stock with respect to which the Option was exercised subject to the terms of the Plan (the “Total Purchased Shares”). Of the Total Purchased Shares, the number of shares of Common Stock that shall be deemed to be transferred directly to the Participant shall be equal to (A) the amount of the exercise price paid by the Participant to the Corporation pursuant to Section 7(d) of the Plan (the “Exercise Price Paid”) divided by (B) the Fair Market Value of a share of Common Stock at the time of exercise (the “Operating Company Holder Purchased Shares”).

ii.

The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased Option Shares”) equal to the excess of (A) the number of Total Purchased Shares, over (B) the number of Operating Company Holder Purchased Shares. The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Option Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased Option Shares and (y) the Fair Market Value of a share of Common Stock at the time of the exercise.

iii.

The Operating Company (or a Subsidiary of the Operating Company) shall be deemed to transfer the Operating Company Purchased Option Shares to the Participant at no additional cost, as additional compensation.

iv.

The Operating Company shall issue to the Corporation on the date of exercise a number of Common Units equal to the sum of the number of Total Purchased Shares in consideration for (i) a deemed Capital Contribution from the Corporation in an amount equal to the number of Operating Company Purchased Option Shares, multiplied by the per-Common Unit Fair Market Value and (ii) a Capital Contribution from the Corporation in amount equal to the Exercise Price Paid. In the case where an Operating Company Service Provider is an Employee or other service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

c.

Stock Appreciation Rights. To the extent the Corporation grants any Stock Appreciation Rights, the provisions of this Section 3 shall apply mutatis mutandis with respect to such Stock Appreciation Rights, to the extent applicable (as determined by the Administrator).

4.	Dividend Equivalent Awards. The following shall apply to Dividend Equivalents granted under the Plan:

a.

The Corporation shall make any payments to a Corporation Service Provider under the terms of the Dividend Equivalent award, provided that the Corporation and the Operating Company shall treat such payments as having been made by the Corporation, and the Corporation shall report such payments as compensation to the Corporation Service Provider for all purposes. The Operating Company shall pay to the Corporation the amount of any such payments that the Corporation is required to pay to, or with respect to, the Corporation Service Provider as a reimbursement of Corporation expenses pursuant to Section 6.05 of the Operating Agreement.

b.	The Corporation shall make any payments to an Operating Company Service Provider (less any applicable withholding and other payroll taxes) under the terms of the Dividend Equivalent award, provided that the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, such Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts, handle any applicable withholding and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s (or the applicable Subsidiary’s) distributions to the Corporation with respect to Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to such Operating Company Service Provider for all purposes.

5.

Forfeiture, Surrender or Repurchase of Common Stock. If any shares of Common Stock granted under the Plan are (a) forfeited or surrendered by any Eligible Person eligible to participate in the Plan (an “Eligible Service Provider”) or (b) repurchased from any Eligible Service Provider by the Corporation, the Operating Company or a Subsidiary, (i) the shares of Common Stock forfeited, surrendered or repurchased shall be returned to the Corporation, (ii) the Corporation (or, if the Eligible Service Provider is an Operating Company Service Provider, the Operating Company or a Subsidiary of the Operating Company, as applicable) shall pay the repurchase price (if any) of the repurchased shares of Common Stock to such Eligible Service Provider, and (iii) if corresponding Common Units had theretofore been issued in respect of the shares of Common Stock that were so forfeited, surrendered or repurchased, the Operating Company shall, contemporaneously with such forfeiture, surrender or repurchase of shares of Common Stock, redeem or repurchase a number of the Common Units held by the Corporation equal to the number of forfeited, surrendered or repurchased shares of Common Stock, such redemption or repurchase to be upon the same terms and for the same price per Common Unit as such shares of Common Stock are forfeited, surrendered or repurchased.